EXHIBIT 1.1


                                    EXHIBIT C

                                MERGER AGREEMENT




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                          AGREEMENT AND PLAN OF MERGER
                                     BY AND
                                      AMONG


                             BLUE MOON GROUP, INC.,
                             A DELAWARE CORPORATION,

                            BMOO ACQUISITIONS, INC.,
                              A FLORIDA CORPORATION


                                       AND


                    GOT PIZZA MUSIC CAFE CLEARWATER I, INC.,
                              A FLORIDA CORPORATION





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                                      C-1

                         LIST OF SCHEDULES AND EXHIBITS
                                       TO
                          AGREEMENT AND PLAN OF MERGER


         SCHEDULES

         Company Disclosure Schedule

         Schedule 4.2(d)       PRCO Financial Statements

         Schedule 4.2(i)       PRCO Legal Proceedings

         Schedule 4.2(g)       PRCO Liabilities

         Schedule 4.2(m)       PRCO Absence of Certain Changes or Events

         Schedule 4.2(n)       PRCO Compliance with Law


         EXHIBITS

         Exhibit 2.2(a)        Escrow Agreement

         Exhibit 6.1(a)        Company Certified Resolutions

         Exhibit 6.1(b)        Opinion of Counsel to the Company

         Exhibit 6.1(c) Opinion of Special Securities Counsel to Company re Rule 504

         Exhibit 6.1(d)        Company's Instruction Letter to Transfer Agent

         Exhibit 6.1(e)        Acquisition Certified Resolutions

         Exhibit 6.1(f)        Company Officer's Certificate

         Exhibit 6.1(h)        Acquisition Officer's Certificate

         Exhibit 6.2(a)        PRCO Certified Resolutions

         Exhibit 6.2(b)        Opinion of PRCO counsel

         Exhibit 6.2(c) Opinion of Special Securities Counsel to PRCO re Rule 504

         Exhibit 6.2(e)        PRCO Officer's Certificate

                  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 9, 2004, by and among Blue Moon Group, Inc., a Delaware corporation (the "Company"), BMOO Acquisitions, Inc., a Florida corporation ("Acquisition") and GOT PIZZA MUSIC CAFE CLEARWATER I, INC., a Florida corporation ("PRCO").

                                    RECITALS

                  WHEREAS, the Company and PRCO desire to merge Acquisition with and into PRCO whereby PRCO shall be the surviving entity pursuant to the terms and conditions set forth herein and whereby the transaction is intended to qualify as a tax free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "IRC"), to the extent permitted by applicable law;

                  WHEREAS, in furtherance of such combination, the Boards of Directors of the Company, Acquisition and PRCO have each approved the merger of Acquisition with and into PRCO (the "Merger"), upon the terms and subject to the conditions set forth herein, in accordance with the applicable provisions of the Florida Business Corporation Act (the "FBCA").

                  WHEREAS, the stockholder of PRCO desires to exchange all of its shares of the capital stock of PRCO (the "PRCO Capital Stock") for shares of the capital stock of the Company (the "Company Capital Stock") as a tax free reorganization pursuant to Section 368(a) of the IRC, to the extent permitted by applicable law;

                  WHERAS, just prior to the Merger, PRCO's 1.0% Convertible Debentures Due November 8, 2009 in the aggregate principal amount of One Million Dollars ($1,000,000) (the "PRCO Debentures") are convertible into shares of PRCO common stock, par value $.001 (the "PRCO Common Stock"), pursuant to the terms of the PRCO Debentures and the Purchase Agreement (as defined below) and upon the consummation of the Merger will be convertible into an equivalent number of shares of the Company's common stock, par value $0.0001 per share (the "Company Common Stock") (the "Company Underlying Shares");

                  WHEREAS, upon the effectiveness of the Merger and pursuant to the terms of this Agreement and the Purchase Agreement, the obligation to issue the Company Underlying Shares will be substituted for the obligation to issue the PRCO Underlying Shares, the Company will assume the obligations, jointly and severally, with PRCO under the PRCO Debentures and the Company will assume the obligations of PRCO under that certain Convertible Debenture Purchase Agreement dated even date herewith between PRCO and HEM Mutual Assurance LLC ("HEM") and Highgate House, LLC ("Highgate") (the "Purchase Agreement") and PRCO will be released from certain of such obligations; and

                  WHEREAS, all defined terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  1.1 The Merger. At the Effective Time (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement and the FBCA, Acquisition shall be merged with and into PRCO pursuant to the Merger. Following the Merger, PRCO shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease. As part of the Merger and as more fully described in Section 2.1, (i) the One Thousand (1,000) issued and outstanding shares of the PRCO Common Stock shall be exchanged for Company Common Stock at the Exchange Ratio (as defined below) and
(ii) each share of Acquisition's issued and outstanding shares of common stock, par value $.001 per share (the "Acquisition Common Stock"), shall be converted into one validly issued, fully paid and non-assessable share of common stock, par value $.001, of the Surviving Corporation (the "Surviving Corporation Common Stock").

                  1.2 Effective Time. The Merger shall be consummated as promptly as practicable after satisfaction of all conditions to the Merger set forth herein, by filing with the Secretary of State of the State of Florida a certificate of merger or similar document (the "Certificate of Merger"), and all other appropriate documents, executed in accordance with the relevant provisions of the FBCA. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of the State of the State of Florida. The time of such filing shall be referred to herein as the "Effective Time."

                  1.3 Effects of the Merger. At the Effective Time, all the rights, privileges, immunities, powers and franchises of Acquisition and PRCO and all property, real, personal and mixed, and every other interest of, or belonging to or due to each of Acquisition and PRCO shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Acquisition and PRCO, including, without limitation, the performance of all obligations and duties of PRCO pursuant to the Purchase Agreement, the PRCO Debentures and the exhibits, schedules and all documents executed in connection therewith or any other Transaction Document (as defined in the Purchase Agreement), shall become the debts, liabilities, obligations and duties of the Surviving Corporation (except as assumed by the Company) without further act or deed, all in the manner and to the full extent provided by the FBCA. Whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest any property or right in the Surviving Corporation, the directors and officers of the respective constituent corporations shall execute, acknowledge and deliver such instruments and perform such acts, for which purpose the separate existence of the constituent corporations and the authority of their respective directors and officers shall continue, notwithstanding the Merger.

                  1.4 Certificate of Incorporation. The Certificate of Incorporation of PRCO, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation and thereafter may be amended or repealed in accordance with its terms and applicable law.

                  1.5 By-Laws. At the Effective Time and without any further action on the part of Acquisition and PRCO, the By-laws of PRCO shall be the By-laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Certificate of Incorporation of the Surviving Corporation and as provided by law.

                  1.6 Directors. The directors of Acquisition at the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  1.7 Officers. The officers of Acquisition at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly appointed and qualified, as the case may be.

                  1.8 Tax-Free Reorganization. The parties intend that the Merger shall be treated as a tax-free reorganization pursuant to Section 368(a) of the IRC, to the extent permitted by applicable law.

                                   ARTICLE II

           CONVERSION OF PRCO SHARES AND ASSUMPTION OF PRCO DEBENTURES

                  2.1 Conversion and Cancellation of PRCO Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Acquisition or PRCO or the holders of any shares of the capital stock of Acquisition or PRCO:

                       (a) Subject to the provisions of Sections 2.4 and 2.5, each share of PRCO Capital Stock (the "PRCO Common Stock Shares") issued and outstanding immediately prior to the Effective Time (other than shares canceled in accordance with Section 2.1(b) and other than with respect to the escrow shares deposited by PRCO with the Escrow Agent (as defined below) in accordance with the Purchase Agreement (the "PRCO Escrow Shares") which shall be automatically cancelled and replaced with an equal number of Company Escrow Shares in accordance with Section 2.2, shall be converted into 0.01 (the "Exchange Ratio") of a validly issued, fully paid and nonassessable share of Company Common Stock (the "Company Common Stock Shares"). As of the Effective Time, each PRCO Common Stock Share shall no longer be outstanding and shall automatically be canceled and cease to exist, and each holder of a certificate representing any PRCO Common Stock Share shall cease to have any rights with respect thereto other than the right to receive Company Common Stock Shares to be issued in consideration therefor upon the surrender of such certificate, properly endorsed to the Company.

                       (b) Each share of PRCO Capital Stock held in the treasury of PRCO and each share of PRCO Capital Stock owned by Acquisition or Company shall be canceled without any conversion thereof and no payment, distribution or other consideration shall be made with respect thereto.

                       (c) Each issued and outstanding share of Acquisition Common Stock shall be converted into one validly issued, fully paid and nonassessable share of Surviving Corporation Common Stock.

                  2.2 Escrow Materials. (a) At the Post-Closing, the Company shall deposit into escrow with Gottbetter & Partners, LLP, as escrow agent (the "Escrow Agent") the following, which are hereinafter collectively referred to as the "Escrow Materials," (i) the escrow agreement annexed hereto and made a part hereof as EXHIBIT 2.2(A) (the "Escrow Agreement"), (ii) certificates representing Twenty Million (20,000,000) shares of duly issued Company Common Stock, without restriction and freely tradable pursuant to Rule 504 of Regulation D of the Securities Act and Section 3(a)(9) of the Securities Act (the "Company Escrow Shares"), in share denominations specified by the Purchasers, registered in the name of the Purchasers and/or each of their assigns; and (iii) a power of attorney with respect to the Company Underlying Shares and the Company Escrow Shares, in the form annexed to the Escrow Agreement as Appendix I. At the Post-Closing, upon the Company fulfilling its obligations under this Section 2.2, (i) Escrow Agent shall release to the Company the PRCO Escrow Shares cancelled in accordance with Section 2.1 and (ii) the escrow agreement (the "PRCO Escrow Agreement"), among the Escrow Agent, the Purchasers and PRCO shall terminate and all materials held under the PRCO under the PRCO Escrow Agreement (except for the PRCO Escrow Shares) shall be held in escrow under the Escrow Agreement and constitute part of the Escrow Materials. The Escrow Materials shall be held in escrow in accordance with the Escrow Agreement. The Escrow Materials shall be released from escrow only in accordance with this Section 2.2, the Purchase Agreement the PRCO Debentures and the Escrow Agreement.

                  (b) Upon the effectiveness of the Merger and in accordance with Section 2.7 hereof, the Company shall substitute the Company Underlying Shares and the Company Escrow Shares for the PRCO Underlying Shares and the PRCO Escrow Shares with regard to all of the rights and obligations, specifically including the conversion rights, under the PRCO Debentures, and the PRCO Escrow Shares shall be cancelled.

                  2.3 [Intentionally left blank].

                  2.4 Adjustment of the Exchange Ratio. In the event that, prior to the Effective Time, any stock split, combination, reclassification or stock dividend with respect to the Company Common Stock or PRCO Common Stock, any change or conversion of Company Common Stock or PRCO Common Stock or into other securities or any other dividend or distribution with respect to the Company Common Stock or PRCO Common Stock (other than regular quarterly dividends) should occur or, if a record date with respect to any of the foregoing should occur, appropriate and proportionate adjustments shall be made to the Exchange Ratio, and thereafter all references to an Exchange Ratio shall be deemed to be to such Exchange Ratio as so adjusted.

                  2.5 No Fractional Shares. No certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of certificates and such fractional share shall not entitle the record or beneficial owner thereof to vote or to any other rights as a stockholder of the Company. The number of shares of Company Common Stock to be issued shall be rounded up to the nearest whole share.

                  2.6 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either PRCO or Acquisition or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized (to the fullest extent allowed under applicable law) to execute and deliver, in the name and on behalf of either PRCO or Acquisition , all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of PRCO or Acquisition, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of PRCO or Acquisition, as applicable, and otherwise to carry out the purposes of this Agreement.

                  2.7 PRCO Debentures. (a) As of the Effective Time, the Company assumes, jointly and severally with PRCO, all of the obligations and responsibilities under the PRCO Debentures to the holder or holders of the PRCO Debentures. With respect to the PRCO Debentures, at the Effective Time, the Company shall (i) replace the PRCO Underlying Shares, with the Company Underlying Shares and (ii) replace the Escrow Shares deposited by PRCO with the Escrow Agent with the Company Escrow Shares.

                  (b) At the Effective Time, (i) all references in the PRCO Debentures to "Company Common Stock" (as defined in the PRCO Debentures) shall be references to Company Common Stock (as defined herein) and (ii) all references to the "Company" (as defined in the PRCO Debentures) in the PRCO Debentures shall be read as references to the "Company" (as defined herein) as if the PRCO Debentures were issued on the date the PRCO Debentures were issued, by the Company (as defined herein), specifically including all calculations in the PRCO Debentures such as the determination of the conversion price, the Conversion Price, the Fixed Conversion Price and the Floating Conversion Price. The Exchange Ratio (as defined herein) shall have no effect on the PRCO Debentures or the assumption thereof by the Company (as defined herein).

                  (c) At the Effective Time, PRCO shall assign and the Company shall assume all of PRCO's obligations and covenants under the Purchase Agreement as if the Company executed the Purchase Agreement instead of PRCO on the date thereof. At the Effective Time, all references to the "Company" (as defined in the Purchase Agreement) in the Purchase Agreement shall mean the Company (as defined herein) and all references to dates or tolling of periods shall be read as if the Company (as defined herein) executed the Purchase Agreement instead of the "Company" (as defined in the Purchase Agreement). At the Effective Time, all of the remedies available to the current and future holders of the PRCO Debentures under the Purchase Agreement against the "Company" (as defined in the Purchase Agreement) shall be available against the Company (as defined herein).

                  (d) The provisions described in this Section 2.7 shall not be amended and shall be in effect until the earlier of (i) the date all of the PRCO Convertible Debentures have been converted into Company Common Stock Shares or redeemed and (ii) six (6) years from the date the PRCO Debentures were issued.

                  (e) The current and future holders of the PRCO Debentures shall be third party beneficiaries of this Agreement. There shall be no other third party beneficiaries to this Agreement or any part hereof.

                                   ARTICLE III

                                     CLOSING

                  Subject to satisfaction of the conditions to closing set forth in this Agreement and unless this Agreement is otherwise terminated in accordance with the provisions contained herein, the closing of the Merger and the Contemplated Transactions (the "Post-Closing") shall take place at the offices of Gottbetter & Partners, LLP, 488 Madison Avenue, New York, New York as promptly as practicable after satisfaction of the conditions set forth in this Agreement, which in no event shall be more than ten days after the Closing Date under the Purchase Agreement (except if such 10th day is not a Business Day, then the next Business Day) (the "Post-Closing Date").

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  4.1 Representations and Warranties of the Company and Acquisition. Except as disclosed in the Reports (as defined below) or in a document of even date herewith referring to the representations and warranties in this Agreement and delivered by Company to PRCO prior to the execution and delivery of this Agreement (the "Company Disclosure Schedule"), Acquisition and the Company hereby make the following representations and warranties to PRCO, all of which shall survive the Post-Closing, subject to the limitations set forth in Section 8.1 hereof:

                  (a) Organization and Good Standing. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all its obligations under this Agreement. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all its obligations under this Agreement and, upon the Post-Closing the PRCO Debentures. Company has no subsidiaries other than Acquisition and other than as set forth on the Company Disclosure Schedule (individually, a "Subsidiary" and collectively, the "Subsidiaries"). Acquisition has no subsidiaries. Each of the Company and Acquisition is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for such failures to be so qualified or in good standing would not have a Material Adverse Effect.

                  (b) Authority; No Conflict.

                           i. This Agreement and any agreement executed in
connection herewith by Company or Acquisition constitute the legal, valid and binding obligations of the Company and Acquisition, as the case may be, enforceable against the Company and Acquisition, as the case may be, in accordance with their respective terms, except as such enforceability is limited by bankruptcy, insolvency and other laws affecting the rights of creditors and by general equitable principles. The Company has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and any agreement executed by it in connection herewith and to perform its obligations hereunder and thereunder.

                           ii. Neither the execution and delivery of this
Agreement by each of the Company and Acquisition, nor the consummation or performance by each of any of its respective obligations contained in this Agreement or in connection with the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                                    a. contravene, conflict with or result in a
violation of (x) any provision of the Organizational Documents of the Company or Acquisition, as the case may be, or (y) any resolution adopted by the board of directors or the stockholders of the Company or Acquisition, as the case may be;

                                    b. contravene, conflict with or result in a
violation of, or give any governmental body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or Acquisition or any of the assets owned or used by the Company or Acquisition may be subject;

                                    c. contravene, conflict with or result in a
violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, this Agreement, the PRCO Debentures (once assumed by Company) or any Applicable Contract;

                                    d. result in the imposition or creation of
any material encumbrance upon or with respect to any of the material assets owned or used by the Company or Acquisition;

                                    e. cause the Company or Acquisition to
become subject to, or to become liable for the payment of, any tax; or

                                    f. cause any of the assets owned by the
Company or Acquisition to be reassessed or revalued by any taxing authority or other governmental body, except in connection with the transfer of real estate pursuant to this Agreement or the Contemplated Transactions, if any.

                  (c) Capitalization. The capitalization of the Company as of June 30, 2004 is as set forth in the Form 10-Q for the period ended June 30, 2004, increased as set forth in the next sentence. The Company has not issued any capital stock since that date other than pursuant to (i) employee benefit plans disclosed in the Reports (as defined in Section 4.1(d)) or (ii) outstanding warrants, options or other securities disclosed in the Reports. All of the issued and outstanding shares of the Company Capital Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except for this Agreement and as disclosed in the Reports, there are no outstanding options, warrants, script, rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of the Company Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of the Company Common Stock, or securities or rights convertible or exchangeable into shares of the Company Common Stock. None of the outstanding Company Capital Stock was issued in violation of the Securities Act or any other legal requirement.

                  (d) Financial Statements. The Company has delivered or made available to PRCO copies of its Form 10-K Annual Report for the fiscal year ended December 31, 2003 and copies of its quarterly reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004, each as filed with the SEC and including, in each case, any amendments thereto (collectively, the "Reports"). The financial statements contained in the Reports are in all material respects in accordance with the books and records of the Company and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, all as more particularly set forth in the notes to such statements. The consolidated balance sheets contained in such Reports (the "Company Balance Sheets") present fairly in all material respects as of their dates the consolidated financial condition of the Company and its subsidiaries. Except as and to the extent reflected or reserved against in the Company Balance Sheets (including the notes thereto), the Company did not have, as of the date of any such Company Balance Sheet, any material liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto. The consolidated statements of operations, consolidated statements of stockholders' equity and changes in consolidated statements of cash flows present fairly in all material respects the results of operations and changes in financial position of the Company and its subsidiaries for the periods indicated.

                  (e) Absence of Material Adverse Change. Since the date of the latest Company Balance Sheets, there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

                  (f) Issuance of Company Securities. The Company Common Stock Shares, and when issued in accordance with this Agreement, the Purchase Agreement, the PRCO Debentures and the Escrow Agreement, the Company Underlying Shares and the Company Escrow Shares, shall be duly authorized, validly issued, fully-paid and nonassessable. The Company currently has, and at all times while the PRCO Debentures are outstanding will maintain, an adequate reserve of shares of the Company Common Stock to enable it to perform its obligations under this Agreement and PRCO Debentures. Except as set forth in the Reports, there is no equity line of credit or convertible security or instrument outstanding of the Company.

                  (g) Undisclosed Liabilities. Except as disclosed in any Schedule to this Agreement, none of the Company, Acquisition or the Subsidiaries has any material obligations and liabilities (contingent or otherwise) except those liabilities (i) that are reflected in the Company Balance Sheets or in the notes thereto, or disclosed in the notes therein in accordance with GAAP or, in accordance with GAAP, are not required to be so reflected or disclosed, or (ii) that were incurred after the date of the Company Balance Sheets in the Ordinary Course of Business, none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law or could reasonably be expected to have a Material Adverse Effect.

                  (h) Taxes.

                           i. The Company has filed or caused to be filed on a
timely basis all tax returns that are or were required to be filed by it pursuant to applicable Legal Requirements. The Company has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by the Company, except such taxes, if any, as are listed in the Company Disclosure Schedule and are being contested in good faith as to which adequate reserves have been provided in the Company Balance Sheets.

                           ii. All tax returns filed by the Company are true,
correct and complete in all material respects.

                  (i) Employee Benefits. Except as disclosed in the Reports, the Company does not sponsor or otherwise maintain a "pension plan" within the meaning of Section 3(2) of ERISA or any other retirement plan other than the Company Profit Sharing and 401(k) Plan and Trust that is intended to qualify under Section 401 of the Code, nor do any unfunded liabilities exist with respect to any employee benefit plan, past or present. No employee benefit plan, any trust created thereunder or any trustee or administrator thereof has engaged in a "prohibited transaction," as defined in Section 4975 of the Code, which may have a Material Adverse Effect.

                  (j) Governmental Authorizations. The Company, Acquisition and the Subsidiaries have all permits that are legally required to enable them to conduct their business in all material respects as now conducted.

                  (k) Legal Proceedings; Orders.

                           i. Except as disclosed in the Reports, there is no
material pending Proceeding:

                                    a. that has been commenced by or against the
Company, Acquisition or the Subsidiaries, or any of the assets owned or used by, the Company, Acquisition or the Subsidiaries; or

                                    b. that challenges, or that may have the
effect of preventing, delaying, making illegal, or otherwise interfering with, any Contemplated Transaction.

                           ii. Except as disclosed in the Reports:

                                    a. there is no material Order to which the
Company or the Subsidiaries, or any of the assets owned or used by the Company, Acquisition or the Subsidiaries, is subject; and

                                    b. no officer, director, agent, or employee
of the Company or Acquisition is subject to any material Order that prohibits such offer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company or Acquisition, as the case may be.

                  (l) Absence of Certain Changes and Events. Except as set forth in the Reports, since the date of the most recent Company Balance Sheets, except as heretofore set forth, the Company and the Subsidiaries and Acquisition, since the date of its inception, have conducted their business only in the Ordinary Course of Business, and other than as contemplated by this Agreement or the Contemplated Transactions there has not been any:

                           i. change in the authorized or issued capital of the
Company, including the Company Common Stock or the authorized or issued capital stock of Acquisition and the Subsidiaries; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any equity lines of credit, security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                           ii. amendment to the Organizational Documents of the
Company, Acquisition or the Subsidiaries;

                           iii. damage to or destruction or loss of any material
asset or property of the Company, Acquisition or the Subsidiaries, whether or not covered by insurance, causing a Material Adverse Effect;

                           iv. receipt of notice that any of their substantial
customers have terminated or intends to terminate their relationship, which termination would have a Material Adverse Effect;

                           v. entry into any transaction other than in the
Ordinary Course of Business;

                           vi. entry into, termination of, or receipt of written
notice of termination of any material (i) license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) contract or transaction;

                           vii. sale (other than sales of inventory in the
Ordinary Course of Business), lease, or other disposition of any asset or property of the Company, Acquisition or the Subsidiaries or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, Acquisition or the Subsidiaries;

                           viii. cancellation or waiver of any claims or rights
with a value to the Company in excess of $10,000;

                           ix. material change in the accounting methods used by
the Company, Acquisition or the Subsidiaries; or

                           x. agreement, whether oral or written, by the
Company, Acquisition or the Subsidiaries to do any of the foregoing.

                  (m) No Default or Violation. The Company, Acquisition and the Subsidiaries (i) are in material compliance with all applicable material terms and requirements of each material contract under which they have or had any obligation or liability or by which they or any of the assets owned or used by them is or was bound and (ii) is not in material violation of any Legal Requirement.

                  (n) Certain Payments. Since the most recent date of the Company Balance Sheets, neither the Company, Acquisition or the Subsidiaries, nor any director, officer, agent or employee of the Company or the Subsidiaries has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, Acquisition or the Subsidiaries or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company, Acquisition or the Subsidiaries.

                  (o) Brokers or Finders. The Company and Acquisition have not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                  (p) SEC Filings. The Company has filed all reports required to be filed with the SEC under the rules and regulations of the SEC and all such reports have complied in all material respects, as of their respective filing dates and effective dates, as the case may be, with all the applicable requirements of the Securities Exchange Act of 1934, as amended. As of the respective filing and effective dates, none of such reports (including without limitation, the Reports) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  4.2 Representations and Warranties of PRCO. PRCO hereby makes the following representations and warranties to the Company, all of which shall survive the Post-Closing, subject to the limitations set forth in Section 8.2 hereof:

                  (a) Organization, Good Standing and Purpose. PRCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with full power and authority to conduct its businesses as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all of its obligations under this Agreement. PRCO has no subsidiaries. PRCO is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for such failures to be so qualified or in good standing would not have a Material Adverse Effect. PRCO was formed to assist small communications companies with their growth strategies.

                  (b) Authority; No Conflict.

                           i. This Agreement and any agreement executed in
connection herewith have been duly authorized by all required action of PRCO and constitute the legal, valid and binding obligations of PRCO, enforceable against PRCO in accordance with their respective terms. PRCO has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and any agreements executed in connection herewith and to perform its obligations hereunder and thereunder.

                           ii Neither the execution and delivery of this
Agreement by PRCO, nor the consummation or performance by it of any of its obligations contained in this Agreement or in connection with the Contemplated Transactions by the Company will, directly or indirectly (with or without notice or lapse of time):

                           a. contravene, conflict with or result in a violation
of (x) any provision of the Organizational Documents of PRCO or (y) any resolution adopted by the board of directors or the stockholders of PRCO;

                           b. contravene, conflict with or result in a violation
of, or give any governmental body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which PRCO or any of the assets owned or used by PRCO may be subject;

                           c. contravene, conflict with or result in a violation
or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, this Agreement, the Purchase Agreement, the PRCO Debentures or any Applicable Contract;

                           d. result in the imposition or creation of any
material encumbrance upon or with respect to any of the material assets owned or used by PRCO;

                           e. cause PRCO to become subject to, or to become
liable for the payment of, any tax; or

                           f. cause any of the assets owned by PRCO to be
reassessed or revalued by any taxing authority or other governmental body, except in connection with the transfer of real estate pursuant to this Agreement or the Contemplated Transactions.

                           iii. PRCO is not required to obtain any consent from
any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, other than the requisite approval of its stockholder, Thomas Fornarelli ( the "PRCO Stockholder"), which approval has been obtained.

                  (c) Capitalization. The entire authorized PRCO Capital Stock consists of 20,001,000 shares PRCO Common Stock, of which 1,000 shares are issued and outstanding and held by the PRCO Stockholder and 20,000,000 of which are held in escrow pursuant to the PRCO Escrow Agreement (as defined below). With the exception of the PRCO Common Stock Shares and the PRCO Debentures, there are no other outstanding equity or debt securities of the Company. No legend or other reference to any purported encumbrance appears upon any certificate representing the PRCO Common Stock Shares, other than applicable Securities Act legends. The issued and outstanding PRCO Common Stock Shares have been duly authorized and validly issued and are fully paid and non-assessable. Except for the PRCO Debentures and the agreements relating thereto set forth in the Purchase Agreement, there are no outstanding options, voting agreements or arrangements, warrants, script, rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of PRCO Capital Stock or other securities, or contracts, commitments, understandings, or arrangements by which PRCO is or may become bound to issue additional shares of PRCO Capital Stock or other securities, or securities or rights convertible or exchangeable into shares of PRCO Capital Stock or other securities. Except as set forth in this
Section 4.2(c), PRCO has no outstanding equity, debt, debt or equity equivalent security, or debt or equity lines of credit. None of the outstanding PRCO Common Stock Shares were issued in violation of the Securities Act or any other legal requirement. PRCO does not own, and has no contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. The PRCO Escrow Shares have been duly authorized, validly issued, fully paid and are nonassessable pursuant to the escrow agreement between PRCO, HEM, Highgate and the Escrow Agent (the "PRCO Escrow Agreement"). The PRCO Underlying Shares have been duly authorized, and when and if issued pursuant to the terms of the Purchase Agreement, will be fully paid and nonassessable.

                  (d) Financial Statements. PRCO has delivered to the Company a balance sheet of PRCO as at October 27, 2004 (the "PRCO Balance Sheet"), and a statement of operations for the period from inception to October 27, 2004. Such financial statements were prepared in accordance with GAAP, are set forth in
Schedule 4.2(d) hereto and fairly present the financial condition and the results of operations of PRCO as at October 27, 2004 of and for the period then ended.

                  (e) Absence of Material Adverse Change. Since the date of the most recent PRCO Balance Sheet provided under Section 4.2(d) hereof, there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a material adverse effect on PRCO.

                  (f) Books and Records. The books of account, minute books, stock record books, and other records of PRCO, all of which have been made available to the Company and original copies of which will be delivered to the Company at the Post-Closing, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of PRCO contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and any committees of the Board of Directors of PRCO.

                  (g) No Undisclosed Liabilities. There are no material liabilities of PRCO, whether absolute, accrued, contingent, or otherwise, other than the PRCO Debentures and as set forth in Schedule 4.2(g).

                  (h) Title to Properties; Encumbrances. PRCO has good and marketable title to all the properties, interest in such properties and assets, real and personal, reflected in the PRCO Balance Sheet or acquired after the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances except (i) mortgages and other encumbrances referred to in the notes to the PRCO Balance Sheet. PRCO neither owns nor leases any real property.

                  (i) Legal Proceedings; Orders.

                           i. Except as set forth in Schedule 4.2(i) hereto,
there is no pending Proceeding:

                                    a. that has been commenced or threatened by
or against PRCO or any of its officers, directors, agents or employees as such or that otherwise relates to or may affect the business of, or any of the assets owned or used by, PRCO; or

                                    b. that challenges, or that may have the
effect of preventing, delaying, making illegal, or otherwise interfering with, any Contemplated Transaction.

                           ii. Except as set forth in Schedule 4.2(i) hereto:

                                    a. there is no Order to which PRCO, or any
of the assets owned or used by PRCO, is subject; and

                                    b. no officer, director, agent, or employee
of PRCO is subject to any Order that prohibits such offer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of PRCO.

                  (j) Brokers or Finders. PRCO has incurred no liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                  (k) No Default or Violation. Schedule 4.2(k) hereto lists each contract, agreement and commitment to which PRCO is a party or otherwise bound (each, an "PRCO Contract") or has any obligation or liability pursuant thereto. PRCO (i) is in compliance with all terms and requirements of each PRCO Contract and (ii) is not in violation of any Legal Requirement.

                  (l) Taxes.

                           i. PRCO has filed or caused to be filed on a timely
basis all tax returns that are or were required to be filed by it pursuant to applicable Legal Requirements. PRCO has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by PRCO, except such taxes, if any, as are listed in Schedule 4.2(l) hereto and are being contested in good faith as to which adequate reserves have been provided in the PRCO Balance Sheets.

                  ii. All tax returns filed by PRCO are true, correct and complete in all material respects and no taxes are currently owed or tax returns due by or on behalf of PRCO.

                  (m) Absence of Certain Changes and Events. Except as set forth in Schedule 4.2(m) hereto, since the date of the PRCO Balance Sheet, PRCO has conducted its business only in the Ordinary Course of Business, there has not been any material adverse effect on PRCO's business or operations, and there has not been any:

                           i. change in the authorized or issued capital stock
of PRCO; grant of any stock option or right to purchase shares of capital stock of PRCO; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                           ii. amendment to the Organizational Documents of
PRCO;

                           iii. damage to or destruction or loss of any asset or
property of PRCO, whether or not covered by insurance or any other event or circumstance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of PRCO;

                           iv. receipt of notice that any of its substantial
customers have terminated or intends to terminate their relationship, which termination would have a material adverse effect on its financial condition, results or operations, business assets or properties of PRCO;

                           v. entry into any transaction other than in the
Ordinary Course of Business;

                           vi. entry into, termination of, or receipt of written
notice of termination of any (i) license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) contract or transaction;

                           vii. sale, lease, or other disposition of any asset
or property of PRCO or mortgage, pledge, or imposition of any lien or other encumbrance on any asset or property of PRCO;

                           viii. cancellation or waiver of any claims or rights
with a value to PRCO in excess of $10,000;

                           ix. material change in the accounting methods used by
PRCO;

                           x. accrual or payment of any salaries or other
compensation, increase in salaries, compensation or bonuses or retention or hiring of, any consultant or employee;

                           xi. debt or other liability incurred, other than the
PRCO Debentures; or

                           xii. agreement, whether oral or written, by PRCO to
do any of the foregoing, other than the Purchase Agreement.

                  (n) Compliance with Law. Except as set forth in Schedule 4.2(n) hereto:

                           i. PRCO has complied in all material respects with,
and is not in violation of, in any material respect, any Law to which it or its business is subject; and

                           ii. PRCO has obtained all licenses, permits,
certificates or other governmental authorizations (collectively
"Authorizations") necessary for the ownership or use of its assets and properties or the conduct of its business; and

                           (iii) PRCO has not received written notice of
violation of, or knows of any material violation of, any Laws to which it or its business is subject or any Authorization necessary for the ownership or use of its assets and properties or the conduct of its business.

                  (o) Environmental Laws. PRCO has not received any notice or claim (and is not aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other Person, and, to the best knowledge of PRCO, PRCO is not the subject of any investigation by any governmental or regulatory authority, domestic or foreign, relating to any material or potentially material liability or remedial action under any Environmental Laws. There are no pending or, to the knowledge of PRCO, threatened, actions, suits or proceedings against PRCO or any of its properties, assets or operations asserting any such material liability or seeking any material remedial action in connection with any Environmental Laws.

                  (p) Intellectual Property. (i) PRCO owns, or is validly licensed or otherwise has the right to use, all patents, and patent rights ("Patents") and all trademarks, trade secrets, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (the "Intellectual Property Rights"), in each case, which are material to the conduct of the business of PRCO.

                           (ii) To the best knowledge of PRCO, PRCO has not
interfered with, infringed upon (without license to infringe), misappropriated or otherwise come into conflict with any Patent of any other Person. PRCO has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any other Person. PRCO has not received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, is appropriation or violation (including any claim that PRCO must license or refrain from using any Patents or Intellectual Property Rights of any other Person) which has not been settled or otherwise fully resolved. To the best knowledge of PRCO, no other Person has interfered with, infringed upon (without license to infringe), misappropriated or otherwise come into conflict with any Patents or Intellectual Property Rights of PRCO.

                  (q) Employees. (a) PRCO has no employees other than Thomas Fornarelli, who is the President and Chief Executive Officer of PRCO; (b) Thomas Fornarelli has been fully paid for all services rendered by him to PRCO in his capacity as President of PRCO and is owed no further salary or compensation in connection therewith; (c) PRCO has complied in all respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and PRCO is not liable for any arrears of wages or any taxes or penalties for failure to comply with any such Laws; (d) PRCO believes that PRCO's relations with its employees is satisfactory; (e) there are no controversies pending or, to the best knowledge of PRCO, threatened between PRCO and any of its employees or former employees; (f) PRCO is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by PRCO, nor, to the best knowledge of PRCO, are there any activities or proceedings of any labor union to organize any such employees; (g) there are no unfair labor practice complaints pending against PRCO before the National Labor Relations Board or any current union representation questions involving employees of PRCO; (h) there is no strike, slowdown, work stoppage or lockout existing, or, to the best knowledge of PRCO, threatened, by or with respect to any employees of PRCO; (i) no charges are pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices with respect to PRCO; (j) there are no claims pending against PRCO before any workers' compensation board; (k) PRCO has not received notice that any Federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation of or relating to PRCO and, to the best knowledge of PRCO, no such investigation is in progress; and (l) PRCO has no consultants or independent contractors.

                  (r) Employee Benefit Plans. There are no "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) maintained, or contributed to, by PRCO for the benefit of any current or any former employees, officers or directors of PRCO.

                  (s) Rule 504 Securities. The PRCO Debentures (which include the Escrow Shares for the PRCO Underlying Shares) were sold in accordance with Rule 504 of Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), and Section 80A.15.2(g) of the Minnesota Statutes, 1986 (the "Minnesota Act") and Administrative Rule 2875.0170, to accredited investors residing in the State of Minnesota. Accordingly, at the Effective Time and pursuant to Rule 504, the Minnesota Act, and Section 3(a)(9) of the Securities Act, the PRCO Debentures (which include the Company Escrow Shares for the Company Underlying Shares) shall continue to be without restriction and shall be freely tradable in accordance with Rule 504.

                                    ARTICLE V

                                    COVENANTS

                  5.1      Covenants of the Company and Acquisition.

                  (a) Conduct of Business. Between the date hereof and up to and including the Post-Closing Date, each of the Company and Acquisition shall:

                           i. conduct its business only in the Ordinary Course
of Business;

                           ii. use its commercially reasonable efforts to
preserve intact the current business organization of the Company and Acquisition, as the case may be, keep available the services of the current officers, employees and agents of the Company and Acquisition, as the case may be, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with the Company and Acquisition, as the case may be;

                           iii. not pay, incur or declare any dividends or
distributions with respect to its stockholders or amend its Certificate of Incorporation or By-Laws, without the prior written consent of the PRCO Debenture Holders;

                           iv. not authorize, issue, sell, purchase or redeem
any shares of its capital stock or any options or other rights to acquire ownerships interests without the prior written consent of the PRCO Debenture Holders except as may be required by pre-existing commitments disclosed herein or in the Reports;

                           v. not incur any indebtedness for money borrowed or
issue any debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, except those incurred in the Ordinary Course of Business, or cause or permit any material lien, encumbrance or security interest to be created or arise on or in respect of any material portion of its properties or assets;

                           vi. not make any investment of a capital nature
either by purchased stock or securities, contribution to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;

                           vii. not do any other act which would cause any
representation or warranty of the Company in this Agreement to be or become untrue in any material respect or that is not in the Ordinary Course of Business;

                           viii. report periodically to the PRCO Debenture
Holders concerning the status of the business and operations of the Company upon the reasonable request of the PRCO Debenture Holders; and

                           ix. confer with the PRCO Debenture Holders concerning
operational matters of a material nature upon the reasonable request of the PRCO Debenture Holders.

                  (b) Proposals; Other Offers. Commencing on the date of execution of this Agreement up to and including the Post-Closing Date, each of the Company and Acquisition shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise), solicit or encourage any inquiries or proposals, engage in negotiations for or consent to or enter into any agreement providing for the acquisition of its business. Each of the Company and Acquisition shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise) disclose any nonpublic information relating to the Company and Acquisition or afford access to any of the books, records or other properties of the Company and Acquisition to any person or entity that is considering, has considered or is making any such acquisition inquiry or proposal relating to the Company's and Acquisition's business.

                  (c) Further Assurances. Prior to the Post-Closing Date, with the cooperation of PRCO where appropriate, each of the Company and Acquisition shall use commercially reasonable efforts to:

                           i. promptly comply with all filing requirements which
federal, state or local law may impose on the Company or Acquisition, as the case may be, with respect to the Contemplated Transactions by this Agreement; and

                           ii. take all actions necessary to be taken, make any
filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of the Company and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by the Company or Acquisition in connection with the Contemplated Transactions by this Agreement.

                  (d) Access to Additional Agreements and Information. Prior to the Post-Closing Date, the Company and Acquisition shall make available to the PRCO Debenture Holders (as well as its counsel, accountants and other representatives) any and all agreements, contracts, documents, other instruments and personnel material to the Company's business, including without limitation, those contracts to which the Company or Acquisition is a party and those by which each of its business or any of the Company's or Acquisition's assets are bound.

                  5.2      Covenants of PRCO.

                  (a) Conduct of Business. Between the date hereof and up to and including the Post-Closing Date, PRCO shall:

                           i. conduct its business only in the Ordinary Course
of Business;

                           ii. use its commercially reasonable efforts to
preserve intact the current business organization of PRCO, keep available the services of the current officers, employees and agents of PRCO, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with PRCO;

                           iii. not pay, incur or declare any dividends or
distributions with respect to its stockholders or amend its Certificate of Incorporation or By-Laws, without the prior written consent of the Company and PRCO Debenture Holders;

                           iv. not authorize, issue, sell, purchase or redeem
any shares of its capital stock or any options or other rights to acquire ownerships interests without the prior written consent of the Company and PRCO Debenture Holders except as may be required by pre-existing commitments disclosed herein or upon the exercise of options or warrants outstanding as of the date hereof;

                           v. not incur any indebtedness for money borrowed or
issue and debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any material lien, encumbrance or security interest to be created or arise on or in respect of any material portion of its properties or assets;

                           vi. not make any investment of a capital nature
either by purchased stock or securities, contribution to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;

                           vii. not do any other act which would cause
representation or warranty of PRCO in this Agreement to be or become untrue in any material respect or that is not in the Ordinary Course of Business consistent with past practice;

                           viii. report periodically to the Company and the PRCO
Debenture Holders concerning the status of the business and operations of PRCO; and

                           ix. confer with the Company and the PRCO Debenture
Holders concerning operational matters of a material nature.

                  (b) Proposals; Other Offers. Commencing on the date of execution of this Agreement through the Post-Closing Date, PRCO shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise), solicit or encourage any inquiries or proposals, engage in negotiations for or consent to or enter into any agreement providing for the acquisition of its business. PRCO shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise) disclose any nonpublic information relating to PRCO or afford access to any of the books, records or other properties of PRCO to any person or entity that is considering, has considered or is making any such acquisition inquiry or proposal relating to the PRCO's business.

                  (c) Further Assurances. Prior to the Post-Closing Date, with the cooperation of the Company where appropriate, PRCO shall:

                           i. promptly comply with all filing requirements which
federal, state or local law may impose on PRCO with respect to the Contemplated Transactions by this Agreement and cooperate with the Company regarding the same; and

                           ii. take all actions necessary to be taken, make any
filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of PRCO and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by PRCO in connection with the Contemplated Transactions by this Agreement.

                  (d) Actions by PRCO. PRCO shall take no action or enter into any agreements or arrangements except as may be required by this Agreement.

                  (e) No Change in Capital Stock. Prior to the Effective Time, no change will be made in the authorized, issued or outstanding capital stock of PRCO, and no subscriptions, options, rights, warrants, calls, commitments or agreements relating to the authorized, issued or outstanding capital stock of PRCO will be entered into, issued, granted or created.

                  (f) Access to Additional Agreements and Information. Prior to the Post-Closing Date, PRCO shall make available to the Company and PRCO Debenture Holders (as well as its counsel, accountants and other representatives) any and all agreements, contracts, documents, other instruments and personnel material of PRCO's business, including without limitation, those contracts to which PRCO is a party and those by which its business or any of PRCO's assets are bound.

                  (g) Further Assurances. Prior to the Post-Closing Date, with the cooperation of the Company where appropriate, PRCO shall use commercially reasonable efforts to:

                           i. promptly comply with all filing requirements which
federal, state or local law may impose on PRCO with respect to the Contemplated Transactions by this Agreement; and

                           ii. take all actions necessary to be taken, make any
filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of PRCO and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by PRCO in connection with the Contemplated Transactions by this Agreement.

                  5.3 Governmental Filings and Consents. The Company, Acquisition and PRCO shall cooperate with one another in filing any necessary applications, reports or other documents with any federal or state agencies, authorities or bodies having jurisdiction with respect to the business of the Company, Acquisition or PRCO and in seeking any necessary approval, consultation or prompt favorable action of, with or by any of such agencies, authorities or bodies.

                  5.4 Publicity. Any public announcement or press release relating to this Agreement or the Contemplated Transactions must be approved by the PRCO Debenture Holders and the Company in writing before being made or released. The Company shall have the right to issue a press release or make other disclosure without the PRCO Debenture Holders' written approval if in the opinion of the Company's counsel such a release is necessary to comply with SEC Rules and Regulations or other Law; provided that, the PRCO Debenture Holders receive a copy of such prepared press release or other disclosures for purposes of review at least 24 hours before it is issued. This 24 hour period may be shortened if in the opinion of the Company's counsel it is required by Law; provided that, the PRCO Debenture Holders and the Company receives a copy of such release as long as reasonably practical before it is issued.

                  5.5 Tax Returns. The current officers of the Company shall have the right to prepare any tax returns of the Company with respect to any period that ends on or before the Post-Closing Date. Such tax returns shall be timely filed by the Company. PRCO shall cooperate with said officers in the preparation of such tax returns.

                                   ARTICLE VI

                                   CONDITIONS

                  6.1 Conditions to Obligations of PRCO. The obligation of PRCO to consummate the Contemplated Transactions is subject to the fulfillment of each of the following conditions, any of which may be waived by PRCO in its sole discretion:

                  (a) Copies of Resolutions. At the Post-Closing (i) the Company shall have furnished PRCO with a certificate of its CEO or President, as the case may be, in the form of EXHIBIT 6.1(A) annexed hereto, certifying that attached thereto are copies of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and all other necessary or proper corporate action to enable the Company to comply with the terms of this Agreement and (ii) Acquisition shall have furnished PRCO with a certificate of its CEO or President, as the case may be, in the form of EXHIBIT 6.1(E) annexed hereto, certifying that attached thereto are copies of resolutions duly adopted by the board of directors of Acquisition authorizing the execution, delivery and performance of this Agreement and all other necessary or proper corporate action to enable Acquisition to comply with the terms of this Agreement.

                  (b) Opinion of Company's Counsel. The Company shall have furnished to PRCO, at the Post-Closing, an opinion of its legal counsel, dated as of the Post-Closing Date, substantially in the form of EXHIBIT 6.1(B) annexed hereto.

                  (c) Opinion of Company's Special Securities Counsel. The Company shall have furnished to PRCO, at the Post-Closing, with an opinion of the special securities counsel to the Company, dated as of the Post-Closing Date, substantially in the form of EXHIBIT 6.1(C) annexed hereto.

                  (d) Instruction Letter to Transfer Agent. The Company shall have furnished PRCO, at the Post-Closing, with a letter to its transfer agent, to accept the legal opinion set forth in Section 6.1(c), dated as of the Post-Closing Date, substantially in the form of EXHIBIT 6.1(D) annexed hereto.

                  (e) Accuracy of Representations and Warranties; Performance of Covenants. Each of the representations and warranties of the Company and Acquisition set forth in this Agreement was true, correct and complete in all material respects when made (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date) and shall also be true, correct and complete in all material respects at and as of the Post-Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date), with the same force and effect as if made at and as of the Post-Closing Date. The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by the Company and Acquisition at or prior to the Post-Closing Date.

                  (f) Delivery of Certificate. (A) The Company shall have delivered to PRCO a certificate, in the form of EXHIBIT 6.1(F) annexed hereto, dated the Post-Closing Date, and signed by the CEO or President of the Company affirming that the representations and warranties as set forth in Section 4.1 were and are true, correct and complete as required by Section 6.1(e) and (B) Acquisition shall have delivered to PRCO a certificate, in the form of EXHIBIT 6.1(H) annexed hereto, dated the Post-Closing Date, and signed by the CEO or President of Acquisition affirming that the representations and warranties as set forth in Section 4.1 were and are true, correct and complete as required by
Section 6.1(e).

                  (g) Consents and Waivers. At the Post-Closing, any and all necessary consents, authorizations, orders or approvals shall have been obtained, except as the same shall have been waived by the PRCO Debenture Holders.

                  (h) Litigation. On the Post-Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to the Company issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the Contemplated Transactions or making consummation thereof unduly burdensome to PRCO. On the Post-Closing Date and immediately prior to consummation of the Contemplated Transactions, no proceeding or lawsuit shall have been commenced, be pending or have been threatened by any governmental or regulatory agency or authority or any other Person restraining or prohibiting the consummation of the Contemplated Transactions.

                  (i) Delivery of Documents and Other Information. Prior to the Post-Closing Date, the Company and Acquisition shall have made available or delivered to PRCO all of the agreements, contracts, documents and other instruments requested by PRCO.

                  6.2 Conditions to Obligations of the Company and Acquisition. The obligations of the Company and Acquisition to consummate the Contemplated Transactions are subject to the fulfillment of each of the following conditions, any of which may be waived by the Company and Acquisition, in their sole discretion:

                  (a) Copies of Resolutions. At the Post-Closing, PRCO shall have furnished the Company with a certificate of its President, in the form of
EXHIBIT 6.2(A) annexed hereto, certifying that attached thereto are copies of resolutions duly adopted by the board of directors of PRCO authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable PRCO to comply with the terms of this Agreement.

                  (b) Opinion of PRCO's Counsel. PRCO shall have furnished to the Company, at the Post-Closing, with an opinion of counsel to PRCO, dated as of the Post-Closing Date, substantially in the form of EXHIBIT 6.2(B) annexed hereto.

                  (c) Opinion of PRCO's Special Securities Counsel. PRCO shall have furnished to the Company, at the Closing, with an opinion of the special securities counsel to PRCO dated as of the Post-Closing Date, substantially in the form of EXHIBIT 6.2(C) annexed hereto.

                  (d) Accuracy of Representations and Warranties; Performance of Covenants. Each of the representations and warranties of PRCO was true, correct and complete in all material respects when made (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date) and shall also be true, correct and complete in all material respects at and as of the Post-Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date), with the same force and effect as if made at and as of the Post-Closing Date. PRCO shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by PRCO at or prior to the Post-Closing Date.

                  (e) Delivery of Certificate. PRCO shall have delivered to the Company a certificate, in the form of EXHIBIT 6.2(E) annexed hereto, dated the Post-Closing Date and signed by the CEO or President of PRCO, affirming that the representations and warranties of PRCO as set forth in Section 4.2 were and are true, correct and complete and PRCO's agreements and covenants have been performed as required by Section 6.2(d).

                  (f) Compliance with Rule 504. In connection with the issuance of the Securities by PRCO under the Purchase Agreement, on or prior to the Post-Closing Date PRCO shall be in full compliance with Rule 504 of Regulation D of the Securities Act of 1933, as amended, and PRCO shall have delivered to the Company at the Post-Closing a filed copy of the Form D required to be filed with the SEC in connection therewith.

                  (g) Consents and Waivers. On or prior to the Post-Closing Date, any and all necessary consents, authorizations, orders or approvals shall have been obtained, except as the same shall have been waived by the Company.

                  (h) Litigation. On the Post-Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to PRCO issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the Contemplated Transactions or making the consummation thereof unduly burdensome to the Company or PRCO. On the Post-Closing Date, no proceeding or lawsuit shall have been commenced, threatened or be pending or by any governmental or regulatory agency or authority or any other person with respect to the Contemplated Transactions.

                  (i) Delivery of Documents and Other Information. Prior to the Post-Closing Date, PRCO shall have made available or delivered to the Company all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

                                   ARTICLE VII

                                   TERMINATION

                  7.1 Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by each of the parties hereto.

                  7.2 Termination for Failure to Close. This Agreement shall be automatically terminated if the Closing shall not have occurred within ten (10) days of the date hereof (except if such 10th day is not a Business Day, then the next Business Day).

                  7.3 Termination by Operation of Law. This Agreement may be terminated by any party hereto if there shall be any statute, rule or regulation that renders consummation of the Contemplated Transactions illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or governmental authority) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and nonappealable.

                  7.4 Termination for Failure to Perform Covenants or Conditions. This Agreement may be terminated prior to the Post-Closing Date:

                  (a) by PRCO if: (i) any of the representations and warranties made in this Agreement by the Company or Acquisition shall not be materially true and correct, when made or at any time prior to consummation of the Contemplated Transactions as if made at and as of such time; (ii) any of the conditions set forth in Section 6.1 hereof have not been fulfilled in all material respects by the Post-Closing Date; (iii) the Company or Acquisition shall have failed to observe or perform any of its material obligations under this Agreement; or (iv) as otherwise set forth herein; or

                  (b) by the Company or Acquisition if: (i) any of the representations and warranties of PRCO or the PRCO Stockholder shall not be materially true and correct when made or at any time prior to consummation of the Contemplated Transactions as if made at and as of such time; (ii) any of the conditions set forth in Section 6.2 hereof have not been fulfilled in all material respects by the Post-Closing Date; (iii) PRCO or the PRCO Stockholder shall have failed to observe or perform any of their material respective obligations under this Agreement; or (iv) as otherwise set forth herein.

                  7.5 Effect of Termination or Default; Remedies. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, provided that such party is a Non-Defaulting Party (as defined below). The foregoing shall not relieve any party from liability for damages actually incurred as a result of such party's breach of any term or provision of this Agreement.

                  7.6 Remedies; Specific Performance. In the event that any party shall fail or refuse to consummate the Contemplated Transactions or if any default under or beach of any representation, warranty, covenant or condition of this Agreement on the part of any party (the "Defaulting Party") shall have occurred that results in the failure to consummate the Contemplated Transactions, then in addition to the other remedies provided herein, the non-defaulting party (the "Non-Defaulting Party") shall be entitled to seek and obtain money damages from the Defaulting Party, or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that the Non-Defaulting Party seeking such protection must file its request with such court within forty-five (45) days after it becomes aware of the Defaulting Party's failure, refusal, default or breach. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys' fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

                  8.1 Survival of Representations and Warranties of the Company. All representations and warranties of the Company shall survive the execution and delivery of this Agreement and the Post-Closing hereunder and shall thereafter survive until the earlier of (i) the fourth anniversary of the Post-Closing Date and (ii) the date of the PRCO Debentures have been fully converted or otherwise cease to be outstanding (the "Conversion Date") and shall then terminate except to the extent that notice of the Company's or Acquisition liability in respect of any inaccuracy in or breach of any representation or warranty shall have been given on or prior to such second anniversary or Conversion Date.

                  8.2 Survival of Representations and Warranties of PRCO. All representations and warranties of PRCO shall terminate upon the Closing except to the extent that notice of PRCO's liability in respect of any inaccuracy in or breach of any representation or warranty shall have been given on or prior to Closing.

                  8.3 Obligation of the Company to Indemnify. The Company agrees to indemnify, defend and hold harmless PRCO (and its directors, officers, employees, affiliates, stockholders, debenture holders, agents, attorneys, successors and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' and consultants' fees and disbursements) (collectively, "Losses") based upon, arising out of or otherwise in respect of any (i) inaccuracy in any representation or warranty of the Company contained in this Agreement or in the Schedules and Exhibits hereto or (ii) breach by the Company of any covenant or agreement contained in this Agreement.

                  8.4 Obligation of and PRCO to Indemnify. PRCO agrees to indemnify, defend and hold harmless the Company (and its directors, officers, employees, affiliates, stockholders, agents, attorneys, successors and assigns) from and against any Losses based upon, arising out of or otherwise in respect of any (i) inaccuracy in any representation or warranty of PRCO contained in this Agreement or (ii) breach by PRCO of any covenant or agreement contained in this Agreement.

                  8.5 Notice and Opportunity to Defend. (a) Promptly after receipt by any Person entitled to indemnity under this Agreement (an "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to any other party (or parties) who is or may be obligated to provide indemnification pursuant to Section 8.3 or 8.4 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

                  (b) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days after the date the Claims Notice is given (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability and all reasonable expenses incurred by the Indemnitee in defending or compromising such Asserted Liability, all amounts required to be paid in connection with any such Asserted Liability pursuant to the determination of any court, governmental or regulatory body or arbitrator, and amounts required to be paid in connection with any compromise or settlement consented to by the Indemnitee, shall be borne by the Indemnifying Party. Except as otherwise provided in the immediately preceding sentence, the Indemnitee may not settle or compromise any claim over the objection of the Indemnifying Party. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in (but the Indemnitee may not control) the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

                                   ARTICLE IX

                                   DEFINITIONS

                  The following terms, which are capitalized in this Agreement, shall have the meanings set forth below for the purpose of this Agreement.

                  "Applicable Contract" means any Contract (a) to which the Company is a party and under which the Company has or may acquire any material rights, (b) under which the Company or PRCO, as the case may be, is a party and has or may become subject to any material obligation or material liability or
(c) by which the Company or PRCO, as the case may be, or any of the material assets owned or used by it is or may become bound.

                  "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including, without limitation:

                  (1) the Merger; and

                  (2) the performance by the parties of their respective covenants and obligations under this Agreement.

                  "Environmental Laws" means all applicable federal, state, local or foreign laws, rules and regulations, orders, decrees, judgments, permits, filings and licenses relating (i) to protection and clean-up of the environment and activities or conditions related thereto, including those relating to the generation, handling, disposal, transportation or release of hazardous substances and (ii) the health or safety of employees in the workplace environment, all as amended from time to time, and shall also include any common law theory based on nuisance, trespass, negligence or other tortious conduct.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to such law or any successor law.

                  "GAAP" means generally accepted accounting principles in the United States, applied on a consistent basis.

                   "Law" means all applicable laws, statutes, ordinances, rules, regulations, orders, writs, injunctions, judgments or decrees entered, enacted, promulgated, enforced or issued by any court or other governmental or regulatory authority, domestic or foreign.

                  "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other administrative law, ordinance, principle of common law, regulation, statute, treaty, court or arbitrator.

                  "Material Adverse Effect" means a material adverse effect upon the business or financial condition of the Company (when used in Section 4.1) or PRCO (when used in Section 4.2), taken as a whole with any subsidiaries.

                  "Order" means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other governmental body or by any arbitrator.

                  "Ordinary Course of Business" means an action taken by a Person where:

                  (1) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                  (2) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

                  (3) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

                  "Organizational Documents" means the articles or certificate of incorporation and the by-laws of a corporation and any amendment thereto.

                  "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body.

                  "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental body or arbitrator.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                                    ARTICLE X

                                  MISCELLANEOUS

                  10.1 Fees and Expenses. Except as otherwise provided in this Agreement, each party hereto will bear its own legal, accounting and other fees and expenses incident to the Contemplated Transactions herein. Any fees and expenses required to be paid by any party hereunder shall be limited to reasonable and necessary fees and expenses

                  10.2 Modification, Amendments and Waiver. The parties hereto may amend, modify or otherwise waive any provision of this Agreement by mutual consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.

                  10.3 Assignment. Neither the Company nor PRCO shall have the authority to assign its respective rights or obligations under this Agreement without the prior written consent of the PRCO Debenture Holders.

                  10.4 Successors. This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and permitted assigns.

                  10.5 Entire Agreement. This Agreement and the exhibits, schedules and other documents referred to herein contain the entire agreement among the parties hereto with respect to the Contemplated Transactions and supersede all prior agreements with respect thereto, whether written or oral.

                  10.6 Governing Law. This Agreement and the exhibits hereto shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts or choice of laws thereof. Any action to enforce the terms of this Agreement or any of its exhibits shall be brought exclusively in the state and/or federal courts situated in the County and State of New York. Service of process in any action by either party to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the other party at its principal address set forth in this Agreement.

                  10.7 Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by facsimile upon electronic confirmation of receipt (promptly followed by a hard-copy delivered in accordance with this Section 10.7) or three days after being mailed by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, or if sent by nationally recognized overnight courier, one day after being mailed, addressed to the party at its address set forth below:


              If to PRCO prior to
              Post-Closing:             GOT PIZZA MUSIC CAFE CLEARWATER I, INC.
                                        483 Mandalay Ave.
                                        Clearwater, Florida 33767
                                        Tel:  (312) 282-5678
                                        Fax: (312) 282-5678

              If to PRCO after          GOT PIZZA MUSIC CAFE CLEARWATER I, INC.
              Post-Closing:             513 N. Franklin Street
                                        Tampa, Florida 33602
                                        Tel: (813) 223-7788
                                        Fax:   (813) 223-7797


              If to Acquisition:        BMOO Acquisitions, Inc.
                                        513 N. Franklin Street
                                        Tampa, Florida 33602
                                        Tel: (813) 223-7788
                                        Fax:   (813) 223-7797

              If to the Company:        Blue Moon Group, Inc.
                                        513 N. Franklin Street
                                        Tampa, Florida 33602
                                        Tel: (813) 223-7788
                                        Fax:   (813) 223-7797
                                        E-mail: mikemuzio@msn.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice. If mailed as aforesaid, the day of mailing or transmission shall be the date any such notice shall be deemed to have been delivered.

                  10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                  10.9 Rights Cumulative. All rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

                  10.10 Severability of Provisions. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable and the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

                  10.11 Headings. The headings set forth in the articles and sections of this Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused this Agreement to be executed and delivered on the date and year first above written.


                                      BLUE MOON GROUP, INC.


                                      By:
                                           -----------------------------------
                                           Michael Muzio, President


                                      GOT PIZZA MUSIC CAFE CLEARWATER I, INC.



                                      By:
                                           -----------------------------------
                                           Thomas Fornarelli, President

                                      BMOO ACQUISITIONS, INC.


                                      By:
                                           -----------------------------------
                                           Michael Muzio, President

                           COMPANY DISCLOSURE SCHEDULE

         The following are exceptions to the representations and warranties made by Blue Moon Group, Inc. ("Company") and BMOO Acquisitions, Inc. ("Acquisition") in Section 4.1 of the Agreement and Plan of Merger dated as of November 9, 2004 (the "Agreement") by and among the Company, Acquisition and GOT PIZZA MUSIC CAFE CLEARWATER I, INC., which exceptions along with any disclosure in the Reports (as defined in the Agreement) shall be deemed to be representations and warranties as if made under the Agreement. To the extent any exception is disclosed pursuant to any specific section of the Agreement designated below, it shall be deemed to be disclosed for any and all purposes under any other sections of the Agreement where such disclosure on its face would be deemed reasonably to apply. Where the terms of a lease, contract, agreement or other disclosure item have been summarized or described in this Company Disclosure Schedule, such summary or description does not purport to be a complete statement of the material terms of such lease, contract, agreement or other item. Terms defined in the Agreement shall have the same meanings when used herein unless otherwise defined. The inclusion of any item hereunder shall not be deemed an admission by the Company that such item is material to the business, assets, results of operations, prospectus or affairs of the Company, nor shall it be deemed an admission of any obligation or liability to any third party.

Section 4.1(a):

         1.

Section 4.1(c):

         1.

Section 4.1(g):

         1.

Section 4.1(h):

         1.

Section 4.1(l)

         1.

Section 4.1 (m)

         1.

Section 4.1 (p)

         1.

                                 Schedule 4.2(d)

                            PRCO Financial Statements

                                  BALANCE SHEET

                             Schedule 4.2(d) cont'd.

                            PRCO Financial Statements

                            STATEMENTS OF OPERATIONS

                                 Schedule 4.2(i)

                             PRCO Legal Proceedings

                                 Schedule 4.2(g)

                                PRCO Liabilities

                                 Schedule 4.2(m)

                    PRCO Absence of Certain Changes or Events

                                 Schedule 4.2(n)

                            PRCO Compliance with Law

                                 EXHIBIT 2.2(A)

                                ESCROW AGREEMENT

ESCROW AGREEMENT (this "Agreement"), dated as of November 9, 2004, by and among Blue Moon Group, Inc., a Delaware corporation with its principal place of business at 513 N. Franklin Street, Tampa, Florida 33602 (the "Company"); Gottbetter & Partners, LLP, with its principal place of business at 488 Madison Avenue, New York, NY 10022 (the "Escrow Agent"); HEM Mutual Assurance LLC, a Minnesota limited liability company with offices at 60 South Sixth Street, Suite 3000, Minneapolis, Minnesota 55402 ("HEM") and Highgate House, LLC, 8400 Normandale Lake Blvd., Suite 920, Minneapolis, Minnesota ("Highgate"; and, together with HEM, the "Purchasers").

                                    RECITALS

                  A. Immediately preceding the execution of this Agreement, (i) the Purchaser and GOT PIZZA MUSIC CAFE CLEARWATER I, INC., a Florida corporation ("PRCO") entered into a Convertible Debenture Purchase Agreement (the "Purchase Agreement"), dated as of the date hereof and incorporated herein by reference, pursuant to which PRCO issued and sold and the Purchasers purchased the Debentures, a portion for cash and a portion for a certain Note (the "Note") and
(ii) pursuant to the Purchase Agreement, the Purchasers, PRCO and the Escrow Agent entered into an escrow agreement (the "PRCO Escrow Agreement").

                  B. Simultaneous with the execution of this Agreement, the Company has entered into an Agreement and Plan of Merger (the "Merger Agreement"), incorporated herein by reference, with PRCO and BMOO Acquisitions, Inc., a Florida corporation ("Acquisition"), pursuant to which Acquisition will be merged with and into PRCO (the "Merger") making PRCO the surviving corporation in the Merger and a wholly-owned subsidiary of the Company.

                  C. Pursuant to the Merger, the Company has agreed to assume all of PRCO's obligations to the Purchasers under the Purchase Agreement and the PRCO Debentures, to issue the Company Escrow Shares (as defined in the Merger Agreement) into escrow with the Escrow Agent in order to replace the Escrow Shares (as defined in the Purchase Agreement) and for purposes of conversions of the PRCO Debentures, the Company acknowledges its assigned rights under the Note and Purchasers have agreed to such assumption and related transactions.

                  D. In connection with the foregoing, the Escrow Agent has agreed to continue to act as Escrow Agent for the PRCO Debentures and the Company Escrow Shares and PRCO's power of attorney in the same manner and to the same extent that it previously agreed to act as Escrow Agent for the PRCO Debentures and the Escrow Shares in the PRCO Escrow Agreement and the PRCO Escrow Agreement shall terminate.

                  E. Pursuant to the Purchase Agreement, the Escrow Agent will hold First Debenture C and First Debenture D in escrow and the First Debenture C and First Debenture D shall not accrue interest, or become subject to repayment until the Note is either due and paid in full by the Purchasers, whereupon it will be delivered to the Purchasers and will commence accruing interest and become subject to conversion or repayment or the Note expires under its terms, whereupon the First Debenture C and First Debenture D will be delivered to the Company for cancellation without any obligation for repayment.

                  F. The Company has granted the Escrow Agent a limited power of attorney (the "Power of Attorney") with respect to the PRCO Debentures and the Company Escrow Shares (collectively the "Securities"), in the form attached hereto as Appendix I.

                  G. The Escrow Agent is willing to act as escrow agent pursuant to the terms of this Agreement with respect to the Securities.

                  H. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

                  NOW, THEREFORE, IT IS AGREED:

         1. PROCEDURE FOR ESCROW. The procedures of the escrow shall be governed by the provisions of Article 2 of the Purchase Agreement and Exhibit E thereto,
Section 2.2 of the Merger Agreement, the Note and Sections 2, 3, 4 and 5 of the PRCO Debentures, all of which are incorporated herein by reference as if set forth fully herein.

         2. TERMS OF ESCROW. The terms of the escrow shall be governed by
Article 4 of the Purchase Agreement, Article 2 of the Merger Agreement, Sections 2, 3, 4 and 5 of the PRCO Debentures and the Note, all of which are incorporated herein by reference as if set forth fully herein.

         3. DUTIES AND OBLIGATIONS OF THE ESCROW AGENT.

                  (a) The parties hereto agree that the duties and obligations of the Escrow Agent shall be only those obligations herein specifically provided and no other. The Escrow Agent's duties are those of a depositary only, and the Escrow Agent shall incur no liability whatsoever, except as a direct result of its willful misconduct or gross negligence in the performance of its duties hereunder.

                  (b) The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the advice of such counsel.

                  (c) The Escrow Agent shall not be bound in any way by the terms of any other agreement to which the Purchasers and the Company are parties, whether or not the Escrow Agent has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by the Purchasers and the Company, or any other party thereto. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by the Purchasers and the Company and agreed to in writing by the Escrow Agent.

                  (d) If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to refrain from taking any action other than keeping safely the Consideration (as defined below) or take action it deems until the Escrow Agent is directed otherwise in writing jointly by the Purchasers and the Company or by a final judgment of a court of competent jurisdiction.

                  (e) The Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which the Escrow Agent, in good faith, believes to be genuine. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

                  (f) The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it or in respect of the Consideration.

                  (g) If the Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of any of the Securities (to the extent delivered to the Escrow Agent pursuant hereto, the "Consideration"), it may do so by delivering the same to another Person that agrees to act as escrow agent hereunder and whose substitution for the Escrow Agent is agreed upon in writing by the Purchasers and the Company. If no such escrow agent is selected within ten (10) days after the Escrow Agent gives notice to the Purchasers and the Company of the Escrow Agent's desire to so relinquish custody of the Consideration and resign as Escrow Agent, then the Escrow Agent may do so by delivering the Consideration to the clerk or other proper officer of a state or federal court of competent jurisdiction situate in the state and county of New York. The fee of any court officer shall be borne by the Company. Upon such delivery, the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Consideration and this Agreement and each of the Company and the Purchasers shall promptly pay all monies it may owe to the Escrow Agent for its services hereunder, including, but not limited to, reimbursement of its out-of-pocket expenses.

                  (h) This Agreement shall not create any fiduciary duty on the Escrow Agent's part to the Purchasers or the Company, nor disqualify the Escrow Agent from representing either party hereto in any dispute with the other, including any dispute with respect to the Consideration; provided, however, that in the event of such dispute, the Escrow Agent shall have the right to commence an interpleader action in any court of competent jurisdiction of the State of New York or of the United States located in the county and State of New York and deposit the Consideration with such court.

                  (i) The parties acknowledge and agree that the Escrow Agent is counsel to the Purchasers. The parties agree to, and agree not to object to, the Escrow Agent's engagement as Escrow Agent hereunder.

                  (j) Upon the performance of this Agreement, the Escrow Agent shall be deemed released and discharged of any further obligations hereunder.

                  (k) The Escrow Agent agrees to perform its obligations hereunder in accordance with the provisions of Sections 1 and 2 hereof.

         4. INDEMNIFICATION.

                  (a) The Purchasers hereby indemnify and hold free and harmless the Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amounts paid in settlement) resulting from claims asserted by the Company against the Escrow Agent with respect to the performance of any of the provisions of this Agreement;

                  (b) The Company hereby indemnifies and holds free and harmless the Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amount paid in settlement) resulting from claims asserted by the Purchasers against the Escrow Agent with respect to the performance of any of the provisions of this Agreement;

                  (c) The Purchasers and the Company, jointly and severally, hereby indemnify and hold the Escrow Agent harmless from and against any and all losses, damages, taxes, (other than taxes related to the fee of the Escrow Agent), liabilities and expenses that may be incurred by the Escrow Agent, arising out of or in connection with its acceptance of appointment as the Escrow Agent hereunder and/or the performance of its duties pursuant to this Agreement, the Purchase Agreement, the Securities and the Power of Attorney, including, but not limited to, all reasonable legal costs and expenses of the Escrow Agent incurred defending itself against any claim or liability in connection with its performance hereunder, provided that the Escrow Agent shall not be entitled to any indemnity for any losses, damages, taxes, liabilities or expenses that directly result from its willful misconduct or gross negligence in its performance as Escrow Agent hereunder.

                  (d) In the event of any legal action or proceeding involving any of the parties to this Agreement which is brought to enforce or otherwise adjudicate any of the rights or obligations of the parties hereunder, the non-prevailing party or parties shall pay the reasonable legal fees of the prevailing party or parties and the reasonable legal fees, if any, of the Escrow Agent.

         5. MISCELLANEOUS.

                  (a) Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or via courier or sent to the party by facsimile upon electronic confirmation and receipt (promptly followed by a hard-copy delivered in accordance with this Section 5(a)) or three days after being mailed by registered or certified mail (return receipt requested), or if sent by nationally recognized overnight courier, one day after being mailed, in each case with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

            (i) If to the Company:             Blue Moon Group, Inc.
                                               513 N. Franklin Street
                                               Tampa, Florida 33602
                                               Tel: (813) 223-7788
                                               Fax:
                                               E-mail:

            (ii) If to the Purchaser:          See Schedule 1 to the
                                               Purchase Agreement.

                     With copies to            Gottbetter & Partners, LLP
                                               488 Madison Avenue
                                               New York, New York 10022
                                               Attn:  Adam S. Gottbetter, Esq.
                                               Tel:  (212) 400-6900
                                               Fax:  (212) 400-6901

            (ii) If to the Escrow Agent:       Gottbetter & Partners, LLP
                                               488 Madison Avenue
                                               New York, New York 10022
                                               Attn:  Adam S. Gottbetter, Esq.
                                               Tel:  (212) 400-6900
                                               Fax:  (212) 400-6901

                  This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of New York applicable to contracts entered into and performed entirely within New York, without giving effect to the principles of New York law relating to the conflict of laws.

                  (b) This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                  (c) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

                  (d) Any fees and expenses required to be paid by any party hereunder shall be limited to reasonable and necessary fees and expenses

                  (e) This Agreement and the other agreements and documents referenced herein contain the entire agreement among the parties hereto with respect to the transactions described herein and supercedes all prior agreements with respect thereto, whether written or oral.

         6. TERMINATION OF ESCROW. The term of this Escrow Agreement shall begin upon the date hereof and shall continue until the earlier to occur of (i) full conversion of the PRCO Debentures (ii) the Maturity Date, and (iii) the written agreement of the parties to terminate this Agreement. Upon the termination of this Escrow Agreement, the Escrow Agent shall return any of the Consideration then held by it to the Company or the Purchasers, as applicable pursuant to the Merger Agreement and all other documents executed in connection therewith, the Purchase Agreement and the other Transaction Documents.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed the day and year first above written.



Escrow Agent:                                         The Company:

Gottbetter & Partners, LLP                            BLUE MOON GROUP, INC.

By:                                                   By:
      ----------------------------------------             -----------------------------------
      Adam Gottbetter, Managing Partner                    Michael Muzio,
                                                           President

Purchasers:

HIGHGATE HOUSE, LLC                                   HEM MUTUAL ASSURANCE LLC

By:  HH Advisors, LLC, its managing member            By:
                                                           -----------------------------------
                                                      Name:Pierce Loughran
                                                      Title: Manager

By: Spencer Investment Group, Inc., its
    managing member

    By:
        --------------------------------------
    Name:
    Title:  President

                                   APPENDIX I

FORM 26/33-DPOA/S-97

  Power of Attorney; Statutory Short Form, Revised 1/1/97 o (with Affidavit of
                                  Effectiveness

            (C) CONSULT YOUR LAWYER BEFORE SIGNING THIS INSTRUMENT -
                 THIS INSTRUMENT SHOULD BE USED BY LAWYERS ONLY

                        DURABLE GENERAL POWER OF ATTORNEY
                          NEW YORK STATUTORY SHORT FORM
               THE POWERS YOU GRANT BELOW CONTINUE TO BE EFFECTIVE
                    SHOULD YOU BECOME DISABLED OR INCOMPETENT

CAUTION: THIS IS AN IMPORTANT DOCUMENT IT GIVES THE PERSON WHOM YOU DESIGNATE (YOUR "AGENT") BROAD POWERS TO HANDLE YOUR PROPERTY DURING YOUR LIFETIME WHICH MAY INCLUDE POWERS TO MORTGAGE, SELL, OR OTHERWISE DISPOSE OF ANY REAL OR PERSONAL PROPERTY WITHOUT ADVANCE NOTICE TO YOU OR APPROVAL BY YOU. THESE POWERS WILL CONTINUE TO EXIST EVEN AFTER YOU BECOME DISABLED OR INCOMPETENT. THESE POWERS ARE EXPLAINED MORE FULLY IN NEW YORK GENERAL OBLIGATIONS LAW, ARTICLE 5, TITLE 15, SECTION 5-1502A THROUGH 5-1503 WHICH EXPRESSLY PERMIT THE USE OF ANY OTHER OR DIFFERENT FORM OF POWER OF ATTORNEY.

THIS DOCUMENT DOES NOT AUTHORIZE ANYONE TO MAKE MEDICAL OR OTHER HEALTH CARE DECISIONS. YOU MAY EXECUTE A HEALTH CARE PROXY TO DO THIS.

(IF THERE IS ANYTHING ABOUT THIS FORM THAT YOU DO NOT UNDERSTAND, YOU SHOULD ASK A LAWYER TO EXPLAIN IT TO YOU.)

THIS is intended to constitute a DURABLE GENERAL POWER OF ATTORNEY pursuant to
Article 5, Title 15 of the New York General Obligations Law:

 BLUE MOON GROUP, INC., with an address at 513 N. Franklin Street,
                              Tampa, Florida 33602
                         (insert your name and address)

does hereby appoint: Adam S. Gottbetter with an address at c/o Gottbetter & Partners, LLP, 488 Madison Avenue, 12th Floor, New York, NY 10022

         (If 1 person is to be appointed agent, insert the name and address of your agent above)

         (If 2 or more persons are to be appointed agents by you insert their names and addresses above.) my attorney(s)-in-fact TO ACT (If more than one agent is designated, CHOOSE ONE of the following two choices by putting your initials in ONE of the blank spaces to the left of your choice;)

                           (  )  Each agent may SEPARATELY act.
                           (  ) All agents must act TOGETHER.

                 (If neither blank space is initialed, the agents will be required to act TOGETHER)

IN MY NAME, PLACE AND STEAD in any way which I myself could do, if I were personally present, with respect to the following matters as each of them is defined in Title 15 of Article 5 of the New York General Obligations Law to the extent that I am permitted by law to act through an agent:

(DIRECTIONS: INITIAL IN THE BLANK SPACE TO THE LEFT OF YOUR CHOICE ANY ONE OR MORE OF THE FOLLOWING LETTERED SUBDIVISIONS AS TO WHICH YOU WANT TO GIVE YOUR AGENT AUTHORITY. IF THE BLANK SPACE TO THE LEFT OF ANY PARTICULAR LETTERED SUBDIVISION IS NOT INITIALED, NO AUTHORITY WILL BE GRANTED FOR MATTERS THAT ARE INCLUDED IN THAT SUBDIVISION. ALTERNATIVELY, THE LETTER CORRESPONDING TO EACH POWER YOU WISH TO GRANT MAY BE WRITTEN OR TYPED ON THE BLANK LINE IN SUBDIVISION "(Q)", AND YOU MAY THEN PUT YOUR INITIALS IN THE BLANK SPACE TO THE LEFT OF SUBDIVISION "(Q)" IN ORDER TO GRANT EACH OF THE POWERS SO INDICATED)

(    )   (A)    real estate transactions;
(    )   (B)    chattel and goods transactions;
(  X )   (C)    bond, share and commodity transactions;
(    )   (D)    banking transactions;
(    )   (E)    business operating transactions;
(    )   (F)    insurance transactions;
(    )   (G)    estate transactions;
(    )   (H)    claims and litigation;
(    )   (I)    personal relationships and affairs;
(    )   (J)    benefits from military service;
(    )   (K)    records, reports and statements;
(    )   (L)    retirement benefit transactions;

(    )   (M)    making gifts to my spouse,  children and more remote
                descendants,  and parents,  not to exceed in the
                aggregate $10,000 to each of such persons in any year;
(    )   (N)    tax matters;
(    )   (O)    all other matters;
(    )   (P)    full and  unqualified  authority to my  attorney(s)-in-fact to delegate  any or all of the  foregoing
                powers to any person or persons whom my attorney(s)-in-fact shall select;
(    )   (Q)    each of the matters identified by the following letters:

(Special provisions and limitations may be included in the statutory short form durable power of attorney only if they conform to the requirements of Section 5-1503 of the New York General Obligations Law.)


                                SEE ATTACHMENT A

Special Additional Provisions: The powers granted under (A) through (C) above shall include the sale of a cooperative housing unit and are enlarged so that all fixtures and articles of personal property which at the time of such transaction are or which may thereafter be attached to or used in connection with the real or personal property may be included in the agreements or other instruments to be executed and delivered in connection with any transactions and which may be described in said instruments with more particularity. This Power of Attorney is not subject to question because an instrument executed hereunder fails to recite or recites only nominal consideration paid therefore and any person dealing with the subject matter of such instrument may do so as if full consideration had been expressed therein.

THIS DURABLE POWER OF ATTORNEY SHALL NOT BE AFFECTED BY MY SUBSEQUENT DISABILITY OR INCOMPETENCE. If every agent named above is unable or unwilling to serve, I appoint residing at
(insert name and address of successor)
to be my agent for all purposes hereunder.                               JUD 134

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, I HEREBY AGREE THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND I FOR MYSELF AND FOR MY HEIRS, EXECUTORS, LEGAL REPRESENTATIVES AND ASSIGNS, HEREBY AGREE TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

THIS DURABLE GENERAL POWER OF ATTORNEY MAY BE REVOKED BY ME AT ANY TIME.

IN WITNESS WHEREOF I have hereunto signed my name this __nd day of November, 2004.

         BLUE MOON GROUP, INC.

         (YOU SIGN HERE:) [ ] By:  ___________________, Chief Executive Officer
                                                        (Signature of principal)

The statute requires that this instrument be acknowledged by the principal. No express provision is made for proof by subscribing witness.

STATE OF          COUNTY OF       ) SS.:

On the   day of                     , 2004, before me personally came

to me known to be the individual described in and who executed the foregoing instrument and acknowledged that he executed same.

STATE OF          COUNTY OF       ) SS.:

On the   day of                     , 20  , before me personally came

to me known to be the individual described in and who executed the foregoing instrument and acknowledged that he executed same.


                         AFFIDAVIT OF EFFECTIVENESS (C)

STATE OF          COUNTY OF       ) SS.:

Adam S. Gottbetter, residing at 488 Madison Avenue, 12th Floor, New York, New York 10022, being duly sworn does depose and say that I am the Attorney-in-Fact under the above Power of Attorney. That said Power of Attorney is a valid and subsisting Power which has not been revoked by the death of the principal(s) or otherwise; that I have no actual knowledge of a revocation of the foregoing Power; and, I warrant and represent that I have full and unqualified authority to execute the documents relating to the release of common stock of Blue Moon Group, Inc. held in escrow knowing that Florida Atlantic Stock Transfer, as transfer agent and Gottbetter & Partners, LLP as escrow agent , will rely upon the representations made herein as inducement to accept such instrument(s) and this Power of Attorney as evidence of my authority to act.


                                                                ATTORNEY IN FACT

SWORN AND SUBSCRIBED TO BEFORE ME THIS      DAY OF                     , 200


                           (NOTARY AFFIX STAMP AT RIGHT)


                        DURABLE GENERAL POWER OF ATTORNEY
                          REVISED STATUTORY SHORT FORM
TITLE NO.

DISTRICT
SECTION
BLOCK
LOT
COUNTY OR TOWN


                               RECORDED AT THE REQUEST OF


                               RETURN BY MAIL TO:

                               ------------------------------------------------



                       RESERVED FOR RECORDING OFFICE USE

                            DURABLE POWER OF ATTORNEY
                          NEW YORK STATUTORY SHORT FORM
                             DATED NOVEMBER __, 2004
                    BY BLUE MOON GROUP, INC. (THE "COMPANY")

                                  ATTACHMENT A

         The attached power of attorney is limited by and subject to the terms and conditions of the Convertible Debenture Purchase Agreement by and between GOT PIZZA MUSIC CAFE CLEARWATER I, INC. ("PRCO") and HEM Mutual Assurance LLC ("HEM") and Highgate House, LLC ("Highgate"; and, together with HEM, the "Purchasers") dated November 9, 2004 (the "Purchase Agreement"), the Escrow Agreement by and among Blue Moon Group, Inc. (the "Company"), Gottbetter & Partners, LLP and the Purchasers dated November 9, 2004 (the "Escrow Agreement"), and the Agreement and Plan of Merger dated November 9, 2004 by and between the Company, BMOO Acquisitions, Inc. and PRCO (the "Merger Agreement") and, to be issued in accordance with the Merger Agreement, the PRCO Debentures and the Company Escrow Shares, and such power of attorney can only be acted upon to enforce the rights of the Purchasers and their successors and assigns under the Purchase Agreement, the Merger Agreement and the PRCO Debentures, and to grant the appointed agent the power to deliver the opinions of counsel in substantially the same form as the opinions contained in Exhibits 6.1(b) and 6.1(c) to the Merger Agreement, in connection with the issuance and delivery of shares of the Company Common Stock, removing stop transfer orders and restrictions, and replenishing the Company Escrow Shares under and in accordance with the aforementioned documents.

         All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

         This power of attorney shall expire upon the full and complete satisfaction of all of the Company's obligations under the Escrow Agreement and the PRCO Debentures.

         IN WITNESS WHEREOF, I have hereunto signed my name this day of November, 2004.


                                                  BLUE MOON GROUP, INC.


                                                  By:
                                                       ------------------------
                                                       Name:
                                                       Title:
Signed and sworn to before me on
                           , 2004

   Notary Public

                                 EXHIBIT 6.1(A)


                              BLUE MOON GROUP, INC.

                              OFFICER'S CERTIFICATE


         I, Michael Muzio, being the President of Blue Moon Group, Inc., a Delaware corporation (the "Company"), pursuant to Section 6.1(a) of that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 9, 2004, by and between the Company, BMOO Acquisitions, Inc. and GOT PIZZA MUSIC CAFE CLEARWATER I, INC., do hereby certify on behalf of the Company that attached hereto is a copy of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Merger Agreement and all exhibits and documents related thereto by the Company and all other necessary or proper corporate action to enable the Company to comply with the terms thereunder.

         IN WITNESS WHEREOF, I have executed this Officer's Certificate on behalf of the Company this __ day of November, 2004.



                                          BLUE MOON GROUP, INC.


                                          By:  _______________________________

                                 EXHIBIT 6.1(B)




November __, 2004


CONFIDENTIAL

GOT PIZZA MUSIC CAFE CLEARWATER I, INC.
483 Mandalay Ave.
Clearwater, Florida 33767

                  RE: AGREEMENT AND PLAN OF MERGER BY AND AMONG BLUE MOON
                      GROUP, INC., BMOO ACQUISITIONS, INC., AND GOT PIZZA MUSIC CAFE CLEARWATER I, INC.

Gentlemen:

                  This opinion is furnished to you pursuant to Section 6.1(b) of the Agreement and Plan of Merger, dated November 9, 2004 (the "Merger Agreement"), by and among (i) Blue Moon Group, Inc., a corporation organized under the laws of Delaware ("Parent"), (ii) BMOO Acquisitions, Inc., a Florida corporation and a wholly owned subsidiary of Parent ("Acquisition"), and (iii) GOT PIZZA MUSIC CAFE CLEARWATER I, INC., a corporation organized under the laws of Florida ("PRCO"). We have acted as counsel to Parent and Acquisition in connection with the preparation, execution and delivery of the Merger Agreement and the Escrow Agreement, dated November 9, 2004, among Parent, Gottbetter & Partners, LLP, as escrow agent, and HEM Mutual Assurance LLC and Highgate House, LLC (the "Escrow Agreement") referred to in Section 2.2(a) of the Merger Agreement. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Merger Agreement.

In connection with this opinion, we have examined original or reproduced or certified copies of such records of Parent and Acquisition, certificates of public officials, officers and representatives of Parent and Acquisition and such other instruments and documents as we have deemed necessary to form the basis for the opinion hereinafter expressed.

As to various matters of fact relevant to our opinion, we have relied upon representations and warranties of representatives of Parent and Acquisition (including representations and warranties made in or pursuant to the Merger Agreement) and certificates and statements of public officials and officers and other representatives of Parent and Acquisition.

Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that:

1. Parent is a corporation validly existing in good standing under the laws of the State of Delaware. Acquisition is corporation validly existing in good standing under the laws of the State of Florida. Parent is qualified to transact business and in good standing in the States of Delaware and [other states].

2. Parent and Acquisition have all necessary corporate power and authority to execute and deliver the Merger Agreement and Parent has all necessary corporate power and authority to execute and deliver the Escrow Agreement. The execution and delivery by Parent and Acquisition of the Merger Agreement have been duly authorized by all necessary corporate action required on the part of Parent and Acquisition. The execution and delivery by Parent of the Escrow Agreement have been duly authorized by all necessary corporate action required on the part of Parent. The Merger Agreement has been duly executed and delivered by Parent and Acquisition and constitutes a valid and binding obligation of Parent and Acquisition, enforceable against Parent and Acquisition in accordance with its terms. The Escrow Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

3. As of the date hereof, immediately prior to the effective time of the Merger, the Parent's authorized capital stock consists of (a) [ ] shares of common stock, par value $.0001 per share (the "Common Stock"), of which approximately
[ ] shares are issued and outstanding, and (b) [ ] shares of preferred stock, [par value $.01] per share, of which approximately [ ] shares of Preferred Stock are issued and outstanding. No shares of the Common Stock are entitled to statutory preemptive rights. Except as specifically disclosed in Schedule 4.1(c) to the Merger Agreement, to our knowledge, there are no outstanding options, warrants, rights to subscribe to, registration rights, calls or commitments relating to, or, except as a result of the purchase and sale of the PRCO Debentures, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts or commitments by which Parent is bound to issue additional shares of the Common Stock, or securities or rights convertible into or exchangeable for shares of the Common Stock, except as otherwise provided in the Merger Agreement.

4. Parent has duly authorized and reserved for issuance such number of shares of the Common Stock as are issuable upon conversion of the PRCO Debentures (the "Underlying Shares") and, to the extent that the number of the Underlying Shares may exceed the aggregate number of the Escrow Shares deposited in escrow pursuant to the Escrow Agreement (such excess shares, if any, the "Excess Shares"), such number of Excess Shares as are required pursuant to the PRCO Debentures and the Merger Agreement. The Escrow Shares and the Excess Shares, when issued pursuant to the terms of the PRCO Debentures, the Merger Agreement and the Escrow Agreement, will be validly issued, fully paid and non-assessable.

5. The execution and delivery of the Merger Agreement by Parent and PRCO Acquisition, and the execution and delivery of the Escrow Agreement by Parent, and the performance by them of the terms thereof, do not conflict with or violate any judgment, decree, order, rule or regulation known to us of any court or governmental body of the State of Florida, State of Delaware or the United States of America having jurisdiction over Parent or Acquisition.

6. The execution and delivery of the Merger Agreement by Parent and Acquisition, and the execution and delivery of the Escrow Agreement by Parent, and the performance by them of the terms thereof, do not violate, to our knowledge, any provision of any applicable law, rule or regulation of the State of Florida, State of Delaware or the United States of America, which violation is reasonably expected to have a Material Adverse Effect. To our knowledge, except as disclosed in Schedule 4.1(b) to the Merger Agreement, neither the execution, delivery and performance of the Merger Agreement by Parent or Acquisition, nor the execution, delivery and performance of the Escrow Agreement by Parent, have resulted in any violation of, or constituted a default under (or an event which with the passage of time or the giving of notice or both would constitute a default under) any contract, agreement, instrument, judgment or decree binding upon Parent or Acquisition known to us, which violation or default is reasonably expected to have a Material Adverse Effect.

7. To our knowledge, no lawsuit, governmental investigation or legal, administrative or arbitration action or proceeding is pending or threatened against Parent or Acquisition which questions the validity of the Merger Agreement or the Escrow Agreement or seeks to prohibit, enjoin or otherwise challenge the consummation of the transactions contemplated thereby.

8. No consent or approval of or filing with any governmental authority of the State of Florida, State of Delaware or the United States of America is required
(a) for Parent or Acquisition to execute and deliver the Merger Agreement or to perform the terms thereof, or (b) for Parent to execute and deliver the Escrow Agreement or perform the terms thereof, except for the filing of registration statements and periodic reports with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

                  The opinion set forth above is subject to the following further qualifications and limitations:

     1. In rendering the opinion in paragraph 1 above, we have relied solely on certificates of good standing of the Secretary of State of the State of Florida and the State of Delaware;

     2. The enforceability of the Merger Agreement and the Escrow Agreement may be subject to or limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws and court decisions affecting or relating to the enforcement of creditors' rights generally;

     3. The enforceability of the Merger Agreement and the Escrow Agreement are subject to the application of and may be limited by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law). Such principles of equity are of general application, and in applying such principles a court, among other things, might decline to order Parent or Acquisition to perform certain covenants.

     4. The remedies of specific performance, injunction and other forms of equitable relief are subject to certain limitations and defenses and the discretion of the court before which any proceeding may be brought;

     5. We express no opinion as to the validity, binding nature or enforceability of any provision in any documents which (i) purports to waive any procedural due process rights, (ii) relates to choice of governing law as it may be interpreted by any court other than a court of the State of Delaware, (iii) waives any rights afforded to any party under any statute or constitutional provision, or (iv) waives broadly or vaguely stated rights or future rights, or waives certain rights or defenses to obligations, in each case where such waivers are against statutes, laws or public policy;

     6. Rights to indemnity and/or contribution under the Merger Agreement or any obligation of PRCO assumed thereby may be limited by federal or state securities laws or the public policy underlying such laws;

     7. We express no opinion with respect to (i) the securities laws of any jurisdiction, including the securities laws of the United States of America or of any state (ii) the anti-trust laws of the United States of America or of any state, (iii) patent, copyright, trademark or other intellectual property laws or regulations of the United States of America or of any state;

     8. As used in this opinion letter, "our knowledge," "known to us" or like phrases shall mean the current, actual knowledge (without independent investigation or verification) of attorneys in our firm who have been involved with the negotiation, execution and delivery of the Merger Agreement and Escrow Agreement based upon our limited representation of Parent and Acquisition. We do not purport to have made nor have we made any review of court or other public records (other than the certificates of good standing referred to in clause (i) above) or proceedings, or any specific review or investigation of Parent or Acquisition or any affiliate thereof or any special inquiry of Parent or Acquisition, any affiliate thereof, or any other Person.

                  We do not express any opinion with respect to any law other than the laws of the State of [ ] and the federal laws of the United States of America that in our experience are generally applicable to transactions of the type contemplated by the Merger Agreement and the Escrow Agreement ("Applicable Law"), and we express no opinion as to laws that are applicable as a result of the particular business of any party to the Merger Agreement or the Escrow Agreement.

         We note that Parent is organized under the laws of the State of Delaware and that Acquisition is organized under the State of Florida. We are not members of the Bar of the State of Delaware, and thus, with your consent, the opinion expressed herein is understood to be rendered as if Parent were organized under the laws of the State of [ ].

         This opinion is furnished by us solely for your benefit in connection with the transactions referred to in and contemplated by the Merger Agreement and may not be circulated to, or quoted or relied upon by, any other person or for any other purpose.


                                Very truly yours,

                                 EXHIBIT 6.1(C)



November __, 2004

GOT PIZZA MUSIC CAFE CLEARWATER I, INC.
483 Mandalay Ave.
Clearwater, Florida 33767


         RE: SUPPORTING LEGAL OPINION FOR REQUEST TO ISSUE FREE TRADING SECURITIES PURSUANT TO RULE 504 FOR BLUE MOON GROUP, INC.
                  ---------------------------------------------------------

Dear Sirs:

         The undersigned has been retained as special securities and acquisition counsel to Blue Moon Group, Inc., a Delaware corporation, ("BMOO") and GOT PIZZA MUSIC CAFE CLEARWATER I, INC., a Florida corporation ("PRCO"). We can advise you that prior to the transactions referred to herein, PRCO was not affiliated with BMOO.

         The subject of this letter are securities to be issued by PRCO on or about November 9, 2004, pursuant to a Convertible Debenture Purchase Agreement ("Purchase Agreement") dated November 9, 2004 between PRCO and the Investors (as defined below), to wit, the PRCO 1.0% Convertible Debenture in the aggregate principal amount of One Million Dollars ($1,000,000) (the "PRCO Debentures"), together with the underlying shares of the PRCO common stock, par value $.001 (the "PRCO Common Stock"), into which the PRCO Debentures are convertible, from time to time. The Purchase Agreement also requires PRCO and/or its successor in interest, to issue 20,000,000 shares of PRCO Common Stock as a "security stock" (the "Escrow Shares") in support of the offer and sale of the PRCO Debentures. The PRCO Debentures, the PRCO Common Stock and the Escrow Shares may be referred to collectively herein as the "PRCO Securities."

         The PRCO Debentures are to be issued to the accredited investors listed on Exhibit A to this opinion, each an accredited Minnesota resident or domiciliary (the "Investors"). Under and pursuant to the terms of the PRCO Debentures and the Purchase Agreement, the Investors may elect to convert all or some of the PRCO Debentures into the PRCO Common Stock.

         Following the issuance of the PRCO Debentures on or about November 9, 2004, BMOO Acquisitions, Inc., a Florida corporation ("Acquisition"), a wholly owned subsidiary of BMOO, will be merged with and into PRCO (the "Merger") pursuant to the Agreement and Plan of Merger dated as of November 9, 2004 by and among BMOO, Acquisition and PRCO (the "Merger Agreement"). Pursuant to the Merger, the PRCO Common Stock will be canceled and BMOO shall issue 20,000,000 shares of its common stock, par value $0.0001 per share (the "BMOO Common Stock") into escrow pursuant to the terms of the Merger Agreement and the Purchase Agreement as a "security stock" to replace the Escrow Shares (the "Security Shares"). Up to all of the Security Shares and up to all of any additional shares of BMOO Common Stock that may in the future be issued and deposited into escrow by BMOO in accordance with the Purchase Agreement (the "Additional Security Shares") may be released from escrow from time to time to the Investors or their assigns to satisfy BMOO's obligations upon conversion of the Debentures by the Investors or their assigns in accordance with the terms of the Purchase Agreement and the Debentures. This opinion addresses the validity of the issuance of the Security Shares and Additional Security Shares and the delivery of the Security Shares and Additional Security Shares to the Investors or their assigns from time-to-time in accordance with the Merger Agreement, Purchase Agreement and PRCO Debentures. The PRCO Debentures, BMOO Common Stock, Security Shares and Additional Security Shares, are referred to collectively herein as the "BMOO Securities."

         You have requested that we provide you with separate legal opinions (i) covering the issuance of the Security Shares and any Additional Security Shares to the effect that the PRCO Debentures and the PRCO Common Stock, and the BMOO Securities, as the case may be, may be issued without a restrictive legend and may be freely traded; and (ii) covering the issuance of BMOO Common Stock as Security Shares and Additional Security Shares pursuant to the terms of the Merger Agreement, Purchase Agreement and the PRCO Debentures to the effect that such shares (or any part thereof) may be issued and subsequently delivered to the Investors or their assigns upon the receipt by BMOO of any notices of conversion issued by the Investors or their assigns pursuant to the terms of the Purchase Agreement and the PRCO Debentures without a restrictive legend and may be freely traded. This opinion covers any issuance of BMOO Securities and the delivery of the same to the Investors or their assigns in accordance with the terms of the Purchase Agreement, the Merger Agreement and the PRCO Debentures.

         A. Basis for Supporting Legal Opinion. The following is the basis for our supporting legal opinion for the requested issuance and delivery of the PRCO Securities and the BMOO Securities free of any restrictive legend.

                  1. Our review and analysis of Rule 504 of Regulation D of the Securities Act of 1933 (the "Securities Act"), as revised; Chapter 80A of the Minnesota Statutes, 1986 (the "Minnesota Act"); and the Regulations contained therein (the "Minnesota Regulations") which are collectively referred to herein as the "Minnesota Statutes", as they apply to the proposed issuance of the PRCO Securities and the BMOO Securities.

                  2. Our review and analysis of a resolution of the Board of Directors of PRCO dated November __, 2004.

                  3. Our review and analysis of a resolution of the Board of Directors of BMOO dated November __, 2004.

                  4. Our review of the Merger Agreement and the Certificate of Merger to be filed pursuant to the Merger Agreement pursuant to which Acquisition is to be merged with and into PRCO, pursuant to which PRCO will survive as a wholly-owned subsidiary of BMOO , which review was taken in connection with our analysis of Section 3(a)(9) of the Securities Act.

                  5. Our review and analysis of the Purchase Agreement and the Merger and discussions with representatives of PRCO and the Investors that:

                           (a) the PRCO Securities are to be purchased by the
Investors from PRCO on or about November __, 2004;

                           (b) at the time the PRCO Securities were purchased,
and within the contemplation of Regulation D of the Securities Act,

                                    (i) PRCO was not a "reporting company";

                                    (ii) PRCO was not an "investment company";

                                    (iii) PRCO was not a development stage
company that either had no specific business plan or purpose or had indicated that its business plan was to engage in a merger or acquisition with an unidentified company or entity;

                                    (iv) PRCO had not utilized Rule 504 within
the last twelve calendar months;

                                    (v) the dollar amount of the offering of the
PRCO Securities (including the PRCO Securities) would not exceed $1,000,000.00; and

                                    (vi) each Investor of the PRCO Securities
qualifies as an "accredited investor", the Investors were bona fide residents of the State of Minnesota, and were not, prior to, nor would be subsequent to, the Merger, an "affiliate" of PRCO, Acquisition or BMOO.

         B. New Rule 504. On April 7, 1999, revisions to Rule 504 went into effect which prohibit general solicitation and general advertising of the offering by the issuer and which provide that securities issued under the Rule will be restricted, unless certain specified conditions are met. These conditions are:

                  1. The transaction is registered under a state law requiring public filing and delivery of a disclosure document prior to sale;1 or

                  2. The securities are issued under a state law exemption that permits general solicitation and general advertising so long as sales are made only to "accredited investors" as the term is defined in Regulation D.

                  Thus, if the securities are issued under a state law exemption that permits general solicitation and general advertising (so long as sales are made only to accredited investors), the securities are not restricted under Rule 504.

____________

1 For sales to occur in a state without such a state law, the transactions must be registered in a state with such a law and the disclosure document filed in that state must be delivered to all purchasers before sale in both states.

         C. Application of Minnesota Statutes. The PRCO Securities are to be purchased by a resident of Minnesota (i.e., the Investors), who are accredited investors. Section 80A.15.2(g) of the Minnesota Act and Administrative Rule 2875.0170 specifically exempts from the securities registration requirements of
Section 80A.08 of the Minnesota Act, offers and sales made to not more than 10 persons in Minnesota in any twelve month period by the same issuer, under any exception under Section 3(b) of the Securities Act. Rule 504 of Regulation D is promulgated under Section 3(b) of the Securities Act. Still further, Section 80A.15.2(g) and Administrative Rule 2875.0170 specifically permits general solicitation and advertising if the securities are sold under an exemption under
Section 3(b) of the Securities Act.

         Since the PRCO Debentures and the Common Stock issuable upon conversion thereof under the exemption provided by Section 3(a)(9) of the Securities Act will be sold to an accredited investors pursuant to Rule 504, the PRCO Common Stock may be freely traded if it is issued "[e]xclusively according to [a] state law exemption[] from registration [i.e., the Minnesota Statutes consisting of
Section 80A.15.2(g) and Administrative Rule 2875.0170 that permit[s] general solicitation and general advertising so long as sales are made only to `accredited investors'". Therefore, the PRCO Common Stock may be issued without a restriction and may be freely traded pursuant to Rule 504. This includes the issuance of the Escrow Shares under the Purchase Agreement and the Security Shares and Additional Security Shares under the Merger Agreement and the Purchase Agreement.

         D. The Merger and Section 3(a) of the Securities Act. Prior to the Merger of Acquisition into PRCO, the PRCO Securities were issued by PRCO to the Investors. Pursuant to the Merger, the PRCO Common Stock will be canceled and BMOO will issue to the Escrow Agent (as defined in the Purchase Agreement) Security Shares, and potentially in the future Additional Security Shares, to replace the Escrow Shares and into which the PRCO Debentures may be converted and delivered to the Investors or their assigns pursuant to the terms of the Purchase Agreement and PRCO Debentures. By virtue of operation of law and the Merger Agreement, BMOO will assume and be responsible for all PRCO obligations, including those of PRCO under and with respect to the PRCO Securities.

         Section 3(a)(9) exempts any security exchanged by the issuer with "its" security holders. The Commission has interpreted this language as requiring that both the security issued and the security surrendered in the exchange be those of the same issuer. According to Professor Hicks,2 Section 3(a)(9) is available for certain intracorporate reorganizations where the exchange of securities is NOT made by the ORIGINAL issuer, where the security issued is that of issuer B but the security surrendered is that of what was issuer A.

         There are two related No-Action Letters which are virtually perfectly on point. Pacwest Bancorp, SEC No-Action Letter. 1979 WL 14720 [1979-1980 Transfer Binder] Fed. Sec. L. Rep. (CCH) Paragraph 82, 376 (October 24, 1979), and Pacwest Bancorp, SEC No-Action Letter 1979 WL 13112 (October 12, 1979).


__________

2 Hicks, Exempted Transactions Under the Securities Act of 1933, West Group, 1999, Volume 7. See generally, Section 2.04[1], beginning at page 2-35.

         At the time of the proposed merger into a wholly-owned subsidiary of Pacwest Bancorp ("Pacwest"), First State Bank ("First State") had issued and outstanding, debentures that were convertible into its common stock. First State was to be the surviving company. Under the merger agreement, Pacwest, a multibank holding company, and First State were to enter into a supplemental indenture with the trustees providing for the substitution of Pacwest common stock for First State common stock as the underlying security into which the debentures were convertible. Pacwest was to assume the obligation to issue its common stock upon conversion of the debentures, but was not to assume the obligations of First State to pay the debentures in accordance with their terms. In relying on Section 3(a)(9) to exempt the issuance of Pacwest common upon conversion of the debentures, counsel to Pacwest presented two reasons why its client should be deemed the same issuer:

                  1. Pacwest should be deemed the issuer of the conversion privilege that the debenture holders of First State possessed by reason of the supplemental indenture; and

                  2. Pacwest should be considered as the issuer of the debentures by assuming the obligations of First State with respect to conversion.

         The SEC staff rejected both arguments and found Section 3(a)(9) inapplicable. However, in a supplementary request to the staff, Pacwest announced its intention to assume First State's obligation to pay principal, interest, and premium, if any, on the debentures. On these new facts, which the SEC staff noted were absent from the original no-action request, the staff stated that Section 3(a)(9) applied.

         According to Professor Hicks, the SEC staff continues to follow the Pacwest position and allows a person who seeks Section 3(a)(9) issuer status for obligations it did not originate but subsequently assumes primary liability. The original issuer might be affiliated or nonaffiliated with the new issuer. Under either circumstance, the issuance of the parent's stock upon conversion of the subsidiary's debt securities will constitute an exempted exchange.

         Since BMOO will by operation of law and the Merger Agreement, assume and be responsible for the payment of principal and interest on the PRCO Debentures, the issuance of the BMOO Common Stock upon conversion of the PRCO Debentures will constitute an exempt exchange.

         Therefore, the subject transaction would be exempt from registration, and the BMOO Securities, including the issuance of the Security Shares and Additional Security Shares and the delivery of such shares to the Investors or their assigns upon conversion of the PRCO Debentures in accordance with the terms thereof, the Merger Agreement and the Purchase Agreement will remain freely tradable.

         E. Supporting Legal Opinion. Accordingly, based upon the above we are of the opinion as follows with respect to the issuance of the PRCO Securities and the BMOO Securities, including the Escrow Shares, the Security Shares and the Additional Security Shares:

                  1. Assuming that the sale of the PRCO Securities (and the BMOO Securities) does not exceed the aggregate amount of $1,000,000 (which to our knowledge is correct based solely on our review of the Merger Agreement, the Purchase Agreement and the PRCO Debentures), that the facts given to us by management of both companies are true and correct, and that the other conditions of Rule 504 and the applicable Minnesota Statutes (as they relate to the facts given to us) are met (which to our knowledge is correct based solely on our review of the Merger Agreement, the Purchase Agreement and the PRCO Debentures), the issuance of the PRCO Securities will be exempt from registration pursuant to Rule 504 of Regulation D and the applicable Minnesota Statutes. Consequently, when issued, the BMOO Securities may be issued without a restrictive legend, may be delivered to the Investors or their assigns in accordance with the Purchase Agreement and the PRCO Debentures, and may be freely traded except by affiliates of either company.

                  2. Assuming that the sale of the PRCO Securities (and the BMOO Securities) does not exceed the aggregate amount of $1,000,000.00 (which to our knowledge is correct based solely on our review of the Merger Agreement, the Purchase Agreement and the PRCO Debentures), that the representations in the Purchase Agreement given to us are true and correct, and that the other conditions of Rule 504 and the applicable Minnesota Statutes (as they relate to the facts given to us) are met(which to our knowledge is correct based solely on our review of the Merger Agreement, the Purchase Agreement and the PRCO Debentures), the issuance of the PRCO Securities will be exempt from registration pursuant to Rule 504 of Regulation D, the applicable Minnesota Statutes, and Section 3(a)(9) of the Securities Act. Consequently, when issued, the BMOO Securities may be issued without a restrictive legend and may be freely traded except by affiliates of either company. This would also include the issuance of the Security Shares pursuant to the Merger Agreement and of the Additional Security Shares pursuant to the Purchase Agreement and the delivery of any such shares to the Investors or their assigns pursuant to the Purchase Agreement and the PRCO Debentures.

                  3. Accordingly, pursuant to Rule 504, the applicable Minnesota Statutes, and Section 3(a)(9) of the Securities Act, you may issue the PRCO Securities and, subsequently, the BMOO Securities, without a restrictive legend, and the PRCO Securities and the BMOO Securities are, and will be, available for immediate resale by non-affiliates of PRCO and BMOO.

                  4. Finally, that PRCO and BMOO, through their respective Board of Directors, have taken all necessary and required corporate action to cause the issuance and delivery of the Security Shares in accordance with the Merger Agreement. Further, that the Security Shares and Additional Security Shares when issued in accordance with the Merger Agreement, the Purchase Agreement and this opinion, will be duly authorized, validly issued and non-assessable.

         Our above opinions are subject to the following qualifications:

         1. Members of our firm are qualified to practice law in the State of California and we express no opinion as to the laws of any jurisdictions except for those of California, the securities laws of Minnesota referred to herein and the United States of America referred to herein. For the purposes of rendering this opinion, we have assumed that if a court applies the laws of a jurisdiction (other than the Minnesota securities laws referred to herein) other than the laws of California, the laws of such other jurisdiction are identical in all material respects to the comparable laws of the State of California.

         2. The opinions set forth herein are expressed as of the date hereof and remain valid so long as the documents, instruments, records and certificates we have examined and relied upon as noted above, are unchanged and the assumptions we have made, as noted above, are valid.

         This opinion is furnished by us as special securities and acquisition counsel to PRCO and may only be relied upon by you and Acquisition and in connection with the issue of Security Shares or Additional Security Shares, by your transfer agent in connection with any instruction letters from you to your transfer agent regarding their authorization to issue shares of Security Shares or additional Security Shares without restrictive legends. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent.

         Please have all stock certificates issued in the name of the Investors shown on Exhibit A delivered to the office of Gottbetter & Partners, LLP, 488 Madison Avenue, New York, NY 10022, Attention: Adam Gottbetter, Esq., as that firm is acting on behalf of the issuer as closing escrow agent with respect to the transaction referred to herein.

Very truly yours,

Hand & Hand
a professional corporation

                                    EXHIBIT A


                                                        PRINCIPAL AMOUNT OF
NAME OF INVESTOR               PURCHASE PRICE       PRCO CONVERTIBLE DEBENTURE

HEM Mutual Assurance LLC          $900,000                  $900,000
Highgate House, LLC               $100,000                  $100,000

Stock Certificate Denominations for the Security Shares in the name of HEM Mutual Assurance LLC:

6 certificates each for 1,000,000 shares
8 certificates each for 500,000 shares
16 certificates each for 250,000 shares
24 certificates each for 100,000 shares
28 certificates each for 50,000 shares
19 certificates each for 10,000 shares
10 certificates each for 1,000 shares

Stock Certificate Denominations for the Security Shares in the name of Highgate House, LLC:

4 certificates each for 250,000 shares
3 certificates each for 100,000 shares
6 certificates each for 50,000 shares
8 certificates each for 25,000 shares
19 certificates each for 10,000 shares
10 certificates each for 1,000 shares

                                 EXHIBIT 6.1(D)


                      INSTRUCTION LETTER TO TRANSFER AGENT



                                November 9, 2004


Florida Atlantic Stock Transfer
7130 Nob Hill Rd.
Tamarac, Florida 33321

Attention:  Mr. Rene Garcia


         RE:  Blue Moon Group, Inc.

Dear Sirs:

         The purpose of this letter is to authorize Florida Atlantic Stock Transfer to rely upon the attached legal opinion of Jehu Hand, in connection with the issuance of 20,000,000 shares of Blue Moon Group, Inc. common stock. Hand & Hand is acting as special counsel to Blue Moon Group, Inc. on a complex business transaction.

         Please do not hesitate to contact us for additional assistance with this matter.


                                Sincerely yours,



                                BLUE MOON GROUP, INC.


                                By: __________________________
                                       Michael Muzio,
                                       President

                                 EXHIBIT 6.1(E)


                             BMOO ACQUISITIONS, INC.

                              OFFICER'S CERTIFICATE


         I, Michael Muzio, being the President of BMOO Acquisitions, Inc., a Florida corporation (the "Company"), pursuant to Section 6.1(a) of that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 9, 2004, by and between the Company, Blue Moon Group, Inc. and GOT PIZZA MUSIC CAFE CLEARWATER I, INC., do hereby certify on behalf of the Company that attached hereto is a copy of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Merger Agreement and all exhibits and documents related thereto by the Company and all other necessary or proper corporate action to enable the Company to comply with the terms thereunder.

         IN WITNESS WHEREOF, I have executed this Officer's Certificate on behalf of the Company this __ day of November, 2004.



                                                     BMOO ACQUISITIONS, INC.


                                                     By:_______________________

                                 EXHIBIT 6.1(F)


                              BLUE MOON GROUP, INC.

                              OFFICER'S CERTIFICATE


         I, Michael Muzio, being the President of Blue Moon Group, Inc., a Delaware corporation (the "Company"), pursuant to Section 6.1(f) of that certain Agreement and Plan of Merger, dated as of November 9, 2004, by and between the Company, BMOO Acquisitions, Inc., and GOT PIZZA MUSIC CAFE CLEARWATER I, INC. ("PRCO") (the "Merger Agreement"), do hereby certify on behalf of the Company as follows:

         1. The representations and warranties of the Company contained in
Section 4.1 of the Merger Agreement, as supplemented by the Schedules attached thereto, were true, correct and complete in all material respects when made (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date) and are true, correct and complete in all material respects as at the date hereof (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date).

         2. The Company has satisfied in all material respects, all covenants and agreements required to be satisfied by it under the Merger Agreement on or prior to the date hereof except such as may have become waived by PRCO in accordance with the Agreement.


         IN WITNESS WHEREOF, I have executed this Officer's Certificate on or behalf of the Company this __ day of November, 2004.



                                             BLUE MOON GROUP, INC.


                                             By:
                                                  ---------------------------

                                 EXHIBIT 6.1(H)


                             BMOO ACQUISITIONS, INC.

                              OFFICER'S CERTIFICATE


         I, Michael Muzio, being the President of BMOO Acquisitions, Inc., a Florida corporation (the "Company"), pursuant to Section 6.1(f) of that certain Agreement and Plan of Merger, dated as of November 9, 2004, by and between the Company, Blue Moon Group, Inc. and GOT PIZZA MUSIC CAFE CLEARWATER I, INC. ("PRCO") (the "Merger Agreement"), do hereby certify on behalf of the Company as follows:

         1. The representations and warranties of the Company contained in
Section 4.1 of the Merger Agreement, as supplemented by the Schedules attached thereto, were true, correct and complete in all material respects when made (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date) and are true, correct and complete in all material respects as at the date hereof (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date).

         2. The Company has satisfied in all material respects, all covenants and agreements required to be satisfied by it under the Merger Agreement on or prior to the date hereof except such as may have become waived by PRCO in accordance with the Agreement.


         IN WITNESS WHEREOF, I have executed this Officer's Certificate on or behalf of the Company this __ day of November, 2004.



                           BMOO ACQUISITIONS, INC.


                           By: _______________________
                                 Michael Muzio,
                                 President

                                 EXHIBIT 6.2(A)

                     GOT PIZZA MUSIC CAFE CLEARWATER I, INC.


                              OFFICER'S CERTIFICATE


         I, Thomas Fornarelli, being the President and Chief Executive Officer of GOT PIZZA MUSIC CAFE CLEARWATER I, INC., a Florida corporation (the "Company"), pursuant to Section 6.2(a) of that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 9, 2004, by and between the Company, BMOO Acquisitions, Inc. and Blue Moon Group, Inc., do hereby certify on behalf of the Company that attached hereto is a copy of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Merger Agreement and all exhibits and documents related thereto by the Company and all other necessary or proper corporate action to enable the Company to comply with the terms thereunder.

         IN WITNESS WHEREOF, I have executed this Officer's Certificate on behalf of the Company this __ day of November, 2004.


                                    GOT PIZZA MUSIC CAFE CLEARWATER I, INC.


                                    By:
                                         --------------------------------------
                                         Thomas Fornarelli
                                         President and Chief Executive Officer

                                 EXHIBIT 6.2(B)


                                                              November 9, 2004


Blue Moon Group, Inc.
513 N. Franklin Street
Tampa, Florida 33602

Attn:  Michael Muzio, President

Gentlemen:

         We have acted as counsel to GOT PIZZA MUSIC CAFE CLEARWATER I, INC., a Florida corporation ("PRCO"), in connection with the Agreement and Plan of Merger (the "Agreement") dated as of November 9, 2004, by and between PRCO, Blue Moon Group, Inc. (the "Company") and BMOO Acquisitions, Inc., a wholly owned subsidiary of the Company. The Agreement and all other documents, instruments, agreements and certificates to be delivered pursuant thereto are herewith referred to as the "Transaction Documents."

         In connection with this opinion, we have examined the Transaction Documents and such other documents, agreements and records of PRCO as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In our examination of such documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies, and we have relied upon the aforesaid documents with respect to the accuracy of material factual matters contained therein. We have also assumed, without verification, the due authorization, execution and delivery by each party thereto other than PRCO of each of the Transaction Documents and that such agreements constitute the legal, valid and binding obligations of such parties, and are enforceable against such parties in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the exercise of judicial discretion in accordance with general principles of equity.

         As to factual matters relevant to our opinion which were not independently established, we have also relied, without independent verification, on the representations and warranties of PRCO contained in the Transaction Documents and in certificates furnished by officers of PRCO in connection with the related transactions, copies of which certificates are attached hereto.

         In instances where we have expressed an opinion "to our knowledge," the term "knowledge" refers to the actual knowledge of the attorneys at our firm who have rendered legal services in connection with the Agreement and related transactions, and we have not undertaken any independent investigation or made inquiries of any outside third parties with respect to such matters.

         Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions stated herein, we are of the opinion that:

         (1) PRCO has been duly incorporated and is validly existing and in good standing under the laws of the State of Florida.

         (2) Based upon representations of PRCO, as of the date hereof and after giving effect to the Closing (as defined in the Agreement), the number of shares of capital stock that PRCO is authorized to issue is [ ] shares of common stock, [par value $.001] (the "Common Stock") and its issued and outstanding capital stock consists of [ ] shares of Common Stock, [ ] shares of which are held by [ ] and 20,000,000 of which are held in escrow pursuant to the Purchase Agreement and will be canceled pursuant to the terms of the Merger Agreement. All such outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding rights, options, warrants or other securities which may be convertible into equity securities of PRCO other than the PRCO Debentures, which PRCO issued to HEM Mutual Assurance LLC. There are no preemptive or other rights to subscribe for or purchase any Common Stock or other securities of PRCO.

         (3) PRCO has the full legal power and authority to enter into the Agreement. The Agreement, and the completion of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action by PRCO. The Agreement has been duly and validly executed and delivered by and on behalf of PRCO, is a valid and binding Agreement of PRCO and is enforceable against PRCO in accordance with its terms. No approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of the Agreement by PRCO or the completion of the transactions contemplated by the Agreement.

         (4) The execution and performance of the Agreement, and the consummation of the transactions therein contemplated, did not and will not conflict with or violate any law, statute, judgment, decree, order, rule or regulation of any court or governmental body (including the Securities and Exchange Commission) having jurisdiction over PRCO.

         (5) No action, suit, claim, investigation or proceeding is pending or, to our knowledge, threatened against PRCO.

         The opinions expressed herein are subject to the following additional limitations, qualifications and exceptions:

         (a) We disclaim any opinion as to (i) any provisions in any documents which purport to waive any procedural due process rights, and (ii) any provisions relating to choice of governing law, which choice may depend upon factual circumstances and the laws of other jurisdictions.

         (b) We note that we are members of the bar of the State of California. To the extent that the governing law with respect to any matters covered by this opinion is the law of any jurisdiction other than the state of California or the federal securities law of the United States, we have assumed that the law of such other jurisdiction is identical to California law.

         (c) We express no opinion on the validity, binding effect or enforceability under the provisions of the Transaction Documents: (i) which waive any rights afforded to any party thereto under any statute or constitutional provision; (ii) which waive broadly or vaguely stated rights or future rights, or waive certain rights or defenses to obligations, in each case where such waivers are against statutes, laws or public policy; (iii) that provide that injunctive relief or specific performance may be available as a remedy for breach of any of the Transaction Documents, or (iv) the breach of which a court of competent jurisdiction concludes is not material or does not adversely affect the non-breaching party.

         (d) Insofar as the indemnity provisions of any of the Transaction Documents may encompass indemnification with respect to violation of law, enforcement thereof may be limited by public policies underlying such laws.

         (e) Our opinions on the binding effect and enforceability of any obligation are subject to limitations resulting from the effects of: (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, arrangement and assignment for the benefit of creditors laws and similar laws or judicially developed doctrines, and (ii) general principles of equity, whether applied by a court of law or a court of equity.

         (f) We express no opinion on federal patent, copyright or trademark, state trademark or other federal or state intellectual property laws or regulations.

         This opinion is given as of the date hereof and is necessarily limited to the laws now in effect and the facts and circumstances known to us on the date hereof, and we do not undertake or assume any obligations, to review update or supplement this opinion to reflect any facts, circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

         These opinions are limited to the matters expressly stated herein and are rendered solely for your benefit and may not be quoted or relied upon for any other purpose or by any other person.

                                Very truly yours,

                                Hand & Hand, a professional corporation

                                 EXHIBIT 6.2(C)



                                                             November __, 2004


Blue Moon Group, Inc.
513 N. Franklin Street
Tampa, Florida 33602

Attn:  Michael Muzio, President

         RE: SUPPORTING LEGAL OPINION FOR REQUEST TO ISSUE FREE TRADING SECURITIES PURSUANT TO RULE 504 FOR BLUE MOON GROUP, INC.
                  ---------------------------------------------------------

Dear Sirs:

         The undersigned has been retained as special securities and acquisition counsel to Blue Moon Group, Inc., a Delaware corporation, ("BMOO") and GOT PIZZA MUSIC CAFE CLEARWATER I, INC., a Florida corporation ("PRCO"). We can advise you that prior to the transactions referred to herein, PRCO was not affiliated with BMOO.

         The subject of this letter are securities to be issued by PRCO on or about November 9, 2004, pursuant to a Convertible Debenture Purchase Agreement ("Purchase Agreement") dated November 9, 2004 between PRCO and the Investors (as defined below), to wit, the PRCO 1.0% Convertible Debenture in the aggregate principal amount of One Million Dollars ($1,000,000) (the "PRCO Debentures"), together with the underlying shares of the PRCO common stock, par value $.001 (the "PRCO Common Stock"), into which the PRCO Debentures are convertible, from time to time. The Purchase Agreement also requires PRCO and/or its successor in interest, to issue 20,000,000 shares of PRCO Common Stock as a "security stock" (the "Escrow Shares") in support of the offer and sale of the PRCO Debentures. The PRCO Debentures, the PRCO Common Stock and the Escrow Shares may be referred to collectively herein as the "PRCO Securities."

         The PRCO Debentures are to be issued to the accredited investors listed on Exhibit A to this opinion, each an accredited Minnesota resident or domiciliary (the "Investors"). Under and pursuant to the terms of the PRCO Debentures and the Purchase Agreement, the Investors may elect to convert all or some of the PRCO Debentures into the PRCO Common Stock.

         Following the issuance of the PRCO Debentures on or about November 9, 2004, BMOO Acquisitions, Inc., a Florida corporation ("Acquisition"), a wholly owned subsidiary of BMOO, will be merged with and into PRCO (the "Merger") pursuant to the Agreement and Plan of Merger dated as of November 9, 2004 by and among BMOO, Acquisition and PRCO (the "Merger Agreement"). Pursuant to the Merger, the PRCO Common Stock will be canceled and BMOO shall issue 20,000,000 shares of its common stock, par value $0.0001 per share (the "BMOO Common Stock") into escrow pursuant to the terms of the Merger Agreement and the Purchase Agreement as a "security stock" to replace the Escrow Shares (the "Security Shares"). Up to all of the Security Shares and up to all of any additional shares of BMOO Common Stock that may in the future be issued and deposited into escrow by BMOO in accordance with the Purchase Agreement (the "Additional Security Shares") may be released from escrow from time to time to the Investors or their assigns to satisfy BMOO's obligations upon conversion of the Debentures by the Investors or their assigns in accordance with the terms of the Purchase Agreement and the Debentures. This opinion addresses the validity of the issuance of the Security Shares and Additional Security Shares and the delivery of the Security Shares and Additional Security Shares to the Investors or their assigns from time-to-time in accordance with the Merger Agreement, Purchase Agreement and PRCO Debentures. The PRCO Debentures, BMOO Common Stock, Security Shares and Additional Security Shares, are referred to collectively herein as the "BMOO Securities."

         You have requested that we provide you with separate legal opinions (i) covering the issuance of the Security Shares and any Additional Security Shares to the effect that the PRCO Debentures and the PRCO Common Stock, and the BMOO Securities, as the case may be, may be issued without a restrictive legend and may be freely traded; and (ii) covering the issuance of BMOO Common Stock as Security Shares and Additional Security Shares pursuant to the terms of the Merger Agreement, Purchase Agreement and the PRCO Debentures to the effect that such shares (or any part thereof) may be issued and subsequently delivered to the Investors or their assigns upon the receipt by BMOO of any notices of conversion issued by the Investors or their assigns pursuant to the terms of the Purchase Agreement and the PRCO Debentures without a restrictive legend and may be freely traded. This opinion covers any issuance of BMOO Securities and the delivery of the same to the Investors or their assigns in accordance with the terms of the Purchase Agreement, the Merger Agreement and the PRCO Debentures.

         A. Basis for Supporting Legal Opinion. The following is the basis for our supporting legal opinion for the requested issuance and delivery of the PRCO Securities and the BMOO Securities free of any restrictive legend.

                  1. Our review and analysis of Rule 504 of Regulation D of the Securities Act of 1933 (the "Securities Act"), as revised; Chapter 80A of the Minnesota Statutes, 1986 (the "Minnesota Act"); and the Regulations contained therein (the "Minnesota Regulations") which are collectively referred to herein as the "Minnesota Statutes", as they apply to the proposed issuance of the PRCO Securities and the BMOO Securities.

                  2. Our review and analysis of a resolution of the Board of Directors of PRCO dated November __, 2004.

                  3. Our review and analysis of a resolution of the Board of Directors of BMOO dated November __, 2004.

                  4. Our review of the Merger Agreement and the Certificate of Merger to be filed pursuant to the Merger Agreement pursuant to which Acquisition is to be merged with and into PRCO, pursuant to which PRCO will survive as a wholly-owned subsidiary of BMOO , which review was taken in connection with our analysis of Section 3(a)(9) of the Securities Act.

                  5. Our review and analysis of the Purchase Agreement and the Merger and discussions with representatives of PRCO and the Investors that:

                           (a) the PRCO Securities are to be purchased by the
Investors from PRCO on or about November __, 2004;

                           (b) at the time the PRCO Securities were purchased,
and within the contemplation of Regulation D of the Securities Act,

                                    (i) PRCO was not a "reporting company";

                                    (ii) PRCO was not an "investment company";

                                    (iii) PRCO was not a development stage
company that either had no specific business plan or purpose or had indicated that its business plan was to engage in a merger or acquisition with an unidentified company or entity;

                                    (iv) PRCO had not utilized Rule 504 within
the last twelve calendar months;

                                    (v) the dollar amount of the offering of the
PRCO Securities (including the PRCO Securities) would not exceed $1,000,000.00; and

                                    (vi) each Investor of the PRCO Securities
qualifies as an "accredited investor", each Investor was a bona fide resident of the State of Minnesota, and was not, prior to, nor would be subsequent to, the Merger, an "affiliate" of PRCO, Acquisition or BMOO.

         B. New Rule 504. On April 7, 1999, revisions to Rule 504 went into effect which prohibit general solicitation and general advertising of the offering by the issuer and which provide that securities issued under the Rule will be restricted, unless certain specified conditions are met. These conditions are:

                  1. The transaction is registered under a state law requiring public filing and delivery of a disclosure document prior to sale;3 or


__________

3 For sales to occur in a state without such a state law, the transactions must be registered in a state with such a law and the disclosure document filed in that state must be delivered to all purchasers before sale in both states.

                  2. The securities are issued under a state law exemption that permits general solicitation and general advertising so long as sales are made only to "accredited investors" as the term is defined in Regulation D.

                  Thus, if the securities are issued under a state law exemption that permits general solicitation and general advertising (so long as sales are made only to accredited investors), the securities are not restricted under Rule 504.

         C. Application of Minnesota Statutes. The PRCO Securities are to be purchased by a resident of Minnesota (i.e., the Investors), who are accredited investors. Section 80A.15.2(g) of the Minnesota Act and Administrative Rule 2875.0170 specifically exempts from the securities registration requirements of
Section 80A.08 of the Minnesota Act, offers and sales made to not more than 10 persons in Minnesota in any twelve month period by the same issuer, under any exception under Section 3(b) of the Securities Act. Rule 504 of Regulation D is promulgated under Section 3(b) of the Securities Act. Still further, Section 80A.15.2(g) and Administrative Rule 2875.0170 specifically permits general solicitation and advertising if the securities are sold under an exemption under
Section 3(b) of the Securities Act.

         Since the PRCO Debentures and the Common Stock issuable upon conversion thereof under the exemption provided by Section 3(a)(9) of the Securities Act will be sold to an accredited investors pursuant to Rule 504, the PRCO Common Stock may be freely traded if it is issued "[e]xclusively according to [a] state law exemption[] from registration [i.e., the Minnesota Statutes consisting of
Section 80A.15.2(g) and Administrative Rule 2875.0170 that permit[s] general solicitation and general advertising so long as sales are made only to `accredited investors'". Therefore, the PRCO Common Stock may be issued without a restriction and may be freely traded pursuant to Rule 504. This includes the issuance of the Escrow Shares under the Purchase Agreement and the Security Shares and Additional Security Shares under the Merger Agreement and the Purchase Agreement.

         D. The Merger and Section 3(a) of the Securities Act. Prior to the Merger of Acquisition into PRCO, the PRCO Securities were issued by PRCO to the Investors. Pursuant to the Merger, the PRCO Common Stock will be canceled and BMOO will issue to the Escrow Agent (as defined in the Purchase Agreement) Security Shares, and potentially in the future Additional Security Shares, to replace the Escrow Shares and into which the PRCO Debentures may be converted and delivered to the Investors or their assigns pursuant to the terms of the Purchase Agreement and PRCO Debentures. By virtue of operation of law and the Merger Agreement, BMOO will assume and be responsible for all PRCO obligations, including those of PRCO under and with respect to the PRCO Securities.

         Section 3(a)(9) exempts any security exchanged by the issuer with "its" security holders. The Commission has interpreted this language as requiring that both the security issued and the security surrendered in the exchange be those of the same issuer. According to Professor Hicks,4 Section 3(a)(9) is available for certain intracorporate reorganizations where the exchange of securities is NOT made by the ORIGINAL issuer, where the security issued is that of issuer B but the security surrendered is that of what was issuer A.

         There are two related No-Action Letters which are virtually perfectly on point. Pacwest Bancorp, SEC No-Action Letter. 1979 WL 14720 [1979-1980 Transfer Binder] Fed. Sec. L. Rep. (CCH) Paragraph 82, 376 (October 24, 1979), and Pacwest Bancorp, SEC No-Action Letter 1979 WL 13112 (October 12, 1979).

         At the time of the proposed merger into a wholly-owned subsidiary of Pacwest Bancorp ("Pacwest"), First State Bank ("First State") had issued and outstanding, debentures that were convertible into its common stock. First State was to be the surviving company. Under the merger agreement, Pacwest, a multibank holding company, and First State were to enter into a supplemental indenture with the trustees providing for the substitution of Pacwest common stock for First State common stock as the underlying security into which the debentures were convertible. Pacwest was to assume the obligation to issue its common stock upon conversion of the debentures, but was not to assume the obligations of First State to pay the debentures in accordance with their terms. In relying on Section 3(a)(9) to exempt the issuance of Pacwest common upon conversion of the debentures, counsel to Pacwest presented two reasons why its client should be deemed the same issuer:

                  1. Pacwest should be deemed the issuer of the conversion privilege that the debenture holders of First State possessed by reason of the supplemental indenture; and

                  2. Pacwest should be considered as the issuer of the debentures by assuming the obligations of First State with respect to conversion.

         The SEC staff rejected both arguments and found Section 3(a)(9) inapplicable. However, in a supplementary request to the staff, Pacwest announced its intention to assume First State's obligation to pay principal, interest, and premium, if any, on the debentures. On these new facts, which the SEC staff noted were absent from the original no-action request, the staff stated that Section 3(a)(9) applied.

         According to Professor Hicks, the SEC staff continues to follow the Pacwest position and allows a person who seeks Section 3(a)(9) issuer status for obligations it did not originate but subsequently assumes primary liability. The original issuer might be affiliated or nonaffiliated with the new issuer. Under either circumstance, the issuance of the parent's stock upon conversion of the subsidiary's debt securities will constitute an exempted exchange.

___________

4 Hicks, Exempted Transactions Under the Securities Act of 1933, West Group, 1999, Volume 7. See generally, Section 2.04[1], beginning at page 2-35.

         Since BMOO will by operation of law and the Merger Agreement, assume and be responsible for the payment of principal and interest on the PRCO Debentures, the issuance of the BMOO Common Stock upon conversion of the PRCO Debentures will constitute an exempt exchange.

         Therefore, the subject transaction would be exempt from registration, and the BMOO Securities, including the issuance of the Security Shares and Additional Security Shares and the delivery of such shares to the Investors or their assigns upon conversion of the PRCO Debentures in accordance with the terms thereof, the Merger Agreement and the Purchase Agreement will remain freely tradable.

         E. Supporting Legal Opinion. Accordingly, based upon the above we are of the opinion as follows with respect to the issuance of the PRCO Securities and the BMOO Securities, including the Escrow Shares, the Security Shares and the Additional Security Shares:

                  1. Assuming that the sale of the PRCO Securities (and the BMOO Securities) does not exceed the aggregate amount of $1,000,000 (which to our knowledge is correct based solely on our review of the Merger Agreement, the Purchase Agreement and the PRCO Debentures), that the facts given to us by management of both companies are true and correct, and that the other conditions of Rule 504 and the applicable Minnesota Statutes (as they relate to the facts given to us) are met (which to our knowledge is correct based solely on our review of the Merger Agreement, the Purchase Agreement and the PRCO Debentures), the issuance of the PRCO Securities will be exempt from registration pursuant to Rule 504 of Regulation D and the applicable Minnesota Statutes. Consequently, when issued, the BMOO Securities may be issued without a restrictive legend, may be delivered to the Investors or their assigns in accordance with the Purchase Agreement and the PRCO Debentures, and may be freely traded except by affiliates of either company.

                  2. Assuming that the sale of the PRCO Securities (and the BMOO Securities) does not exceed the aggregate amount of $1,000,000.00 (which to our knowledge is correct based solely on our review of the Merger Agreement, the Purchase Agreement and the PRCO Debentures), that the representations in the Purchase Agreement given to us are true and correct, and that the other conditions of Rule 504 and the applicable Minnesota Statutes (as they relate to the facts given to us) are met(which to our knowledge is correct based solely on our review of the Merger Agreement, the Purchase Agreement and the PRCO Debentures), the issuance of the PRCO Securities will be exempt from registration pursuant to Rule 504 of Regulation D, the applicable Minnesota Statutes, and Section 3(a)(9) of the Securities Act. Consequently, when issued, the BMOO Securities may be issued without a restrictive legend and may be freely traded except by affiliates of either company. This would also include the issuance of the Security Shares pursuant to the Merger Agreement and of the Additional Security Shares pursuant to the Purchase Agreement and the delivery of any such shares to the Investors or their assigns pursuant to the Purchase Agreement and the PRCO Debentures.

                  3. Accordingly, pursuant to Rule 504, the applicable Minnesota Statutes, and Section 3(a)(9) of the Securities Act, you may issue the PRCO Securities and, subsequently, the BMOO Securities, without a restrictive legend, and the PRCO Securities and the BMOO Securities are, and will be, available for immediate resale by non-affiliates of PRCO and BMOO.

                  4. Finally, that PRCO and BMOO, through their respective Board of Directors, have taken all necessary and required corporate action to cause the issuance and delivery of the Security Shares in accordance with the Merger Agreement. Further, that the Security Shares and Additional Security Shares when issued in accordance with the Merger Agreement, the Purchase Agreement and this opinion, will be duly authorized, validly issued and non-assessable.

         Our above opinions are subject to the following qualifications:

         1. Members of our firm are qualified to practice law in the State of California and we express no opinion as to the laws of any jurisdictions except for those of California, the securities laws of Minnesota referred to herein and the United States of America referred to herein. For the purposes of rendering this opinion, we have assumed that if a court applies the laws of a jurisdiction (other than the Minnesota securities laws referred to herein) other than the laws of California, the laws of such other jurisdiction are identical in all material respects to the comparable laws of the State of California.

         2. The opinions set forth herein are expressed as of the date hereof and remain valid so long as the documents, instruments, records and certificates we have examined and relied upon as noted above, are unchanged and the assumptions we have made, as noted above, are valid.

         This opinion is furnished by us as special securities and acquisition counsel to PRCO and may only be relied upon by you and Acquisition and, in connection with the issue of Security Shares or Additional Security Shares, by your transfer agent in connection with any instruction letters from you to your transfer agent regarding their authorization to issue shares of Security Shares or Additional Security Shares without restrictive legends. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent.

         Please have all stock certificates issued in the name of the Investors shown on Exhibit A delivered to the office of Gottbetter & Partners, LLP, 488 Madison Avenue, New York, NY 10022, Attention: Adam Gottbetter, Esq., as that firm is acting on behalf of the issuer as closing escrow agent with respect to the transaction referred to herein.

Very truly yours,

Hand & Hand
a professional corporation

                                    EXHIBIT A


NAME OF INVESTOR                 PURCHASE PRICE       PRCO CONVERTIBLE DEBENTURE

HEM Mutual Assurance LLC            $900,000                   $900,000
Highgate House, LLC                 $100,000                   $100,000

Stock Certificate Denominations for the Security Shares in the name of HEM Mutual Assurance LLC:

6 certificates each for 1,000,000 shares
8 certificates each for 500,000 shares
16 certificates each for 250,000 shares
24 certificates each for 100,000 shares
28 certificates each for 50,000 shares
19 certificates each for 10,000 shares
10 certificates each for 1,000 shares

Stock Certificate Denominations for the Security Shares in the name of Highgate House, LLC:

4 certificates each for 250,000 shares
3 certificates each for 100,000 shares
6 certificates each for 50,000 shares
8 certificates each for 25,000 shares
19 certificates each for 10,000 shares
10 certificates each for 1,000 shares

                                 EXHIBIT 6.2(E)

                     GOT PIZZA MUSIC CAFE CLEARWATER I, INC.

                              OFFICER'S CERTIFICATE


         I, Thomas Fornarelli, being the President and Chief Executive Officer of GOT PIZZA MUSIC CAFE CLEARWATER I, INC., a Florida corporation (the "Company"), pursuant to Section 6.2(e) of that certain Agreement and Plan of Merger, dated as of November 9, 2004, by and between the Company, BMOO Acquisitions, Inc. and Blue Moon Group, Inc. ("BMOO") (the "Merger Agreement"), do hereby certify on behalf of the Company as follows:

         1. The representations and warranties of the Company contained in
Section 4.2 of the Merger Agreement, as supplemented by the Schedules attached thereto, were true, correct and complete in all material respects when made (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date) and are true, correct and complete in all material respects as at the date hereof (except for representations and warranties that speak of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date).

         2. The Company has satisfied in all material respects, all covenants and agreements required to be satisfied by it under the Merger Agreement on or prior to the date hereof except such as may have become waived by BMOO in accordance with this Agreement.


         IN WITNESS WHEREOF, I have executed this Officer's Certificate on behalf of the Company this __ day of November, 2004.


                                 GOT PIZZA MUSIC CAFE CLEARWATER I, INC.


                                 By: _________________________________
                                      Thomas Fornarelli
                                      President and Chief Executive
                                      Officer